UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE14A

(RULE 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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MYERS INDUSTRIES, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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NOTICE OF 2026

ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

1293 South Main Street — Akron, Ohio 44301

March 13, 2026

Dear Fellow Shareholders,

As I wrote you in last year’s letter, Aaron Schapper became our President and CEO in January 2025. Since that time, he has substantially strengthened the management team by adding Samantha Rutty as Myers’ Chief Financial Officer and Kari Brashear as Chief Legal Officer.

The board and management have acted decisively to refine and strengthen the Company’s strategic plan. One result of this was last July’s announcement that, along with a $20 million annualized cost reduction program, the Company’s MTS business would undergo a strategic review. We believe any potential divestiture of MTS will result in a leaner and more focused Company. Also, as expressed in my letter last year, we continue to be impressed with the business, management, and growth opportunities at Signature Systems, which the Company acquired in February, 2024. We continue to believe that Signature Systems will be an important growth driver to shareholder value over the short and long term.

Refreshment continues to be important for this board. This year’s annual meeting will mark the end of the tenures for both Jeffrey Kramer and William Foley. Mr. Foley has served on the board since 2011 and Mr. Kramer has served on the board since 2021. We thank both Mr. Foley and Mr. Kramer for their years of dedicated service.

Helmuth Ludwig joined the Board in October 2025 and Tribby Warfield is a new nominee. Helmuth is currently a Professor at the Cox School of Business at Southern Methodist University and had a long career at Siemens. He is already contributing to the board, particularly in strategic matters. As with Helmuth, Tribby has extensive public company director experience, in addition to her public company senior management leadership roles.

Along with the board’s actions in proactively effecting a change in executive leadership, we held five board meetings in 2025, including our annual three day strategic meeting, and a total of 15 committee meetings. As part of our continuing education, the board participated in an M&A training session led by outside national experts. We also continued our annual review of the Company’s talent and succession planning and oversight of the Company’s enterprise risk management. Last year, Institutional Shareholder Services (ISS) again gave us the top possible grade for governance matters. Our goal is to continually improve our grade in sustainability and human capital matters.

In the meantime, we intend to continue to seek and receive feedback from our shareholders as we have for the past ten years, offering to meet annually with each shareholder owning over 1% of our shares. We continue to be gratified by the results of the “say on pay” advisory vote at last year’s annual shareholder meeting, with 97% of the total shares voted being cast in favor of the proposal – we routinely evaluate these results and our compensation structure to help maintain alignment of management incentives with operating performance and long-term shareholder interests. Shareholders who wish to communicate with the Board may email us at governance@myersind.com. We welcome your input, which we incorporate regularly into our deliberations on important topics.

During calendar year 2025, Myers stock performed satisfactorily. The stock increased about 72%, compared to about 18% for the S&P 500, although as I have cautioned in years when we underperform, we manage the Company for the long term and not on short-term performance.

With refreshed board and executive management, the board remains active, engaged and focused on overseeing the Company’s transformation. We appreciate your continued support of the Company and our efforts to build long-term shareholder value.

Sincerely,

F. JACK LIEBAU, JR.
Chairman of the Board

************

Dear Shareholders,

The Board of Directors of Myers Industries, Inc. (“Myers” or the “Company”) has fixed the close of business on March 4, 2026, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders to be held on April 23, 2026 (the “Annual Meeting”). This Proxy Statement, together with the related proxy card and our 2025 Annual Report to Shareholders, is being mailed to our shareholders on or about March 13, 2026. To be sure that your shares are properly represented at the Annual Meeting, whether or not you intend to attend the Annual Meeting via the live webcast or in person, please complete and return the enclosed proxy card, or follow the instructions to vote by telephone or internet, as soon as possible.

If you have any questions or need assistance in voting your shares, please contact our Investor Relations Department at (330) 761-6212.

By Order of the Board of Directors,

Kari Brashear
Chief Legal Officer, Corporate Secretary, and Senior Vice President of Business Development

Akron, Ohio

March 13, 2026

THE 2025 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THIS NOTICE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: This Proxy Statement and the Company’s 2025 Annual Report to Shareholders are available on Myers Industries’ website at: https://investor.myersindustries.com/investor-relations/financial-information/default.aspx.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Thursday, April 23, 2026
Time:	9:00 a.m. (EDT)
Location:

The live webcast of the meeting will be available on the Investor Relations section of the Company’s website at www.myersindustries.com and the meeting will be held in person at: East End, 1200 E. Market Street, Entrance 3, Suite 450, Akron, OH 44305

Record Date:	March 4, 2026

Items of Business

1. To elect 8 directors, each to serve for a one year term until the next annual meeting of shareholders;	3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2026; and

2. To approve, on an advisory basis, a resolution to approve the compensation of the Company’s named executive officers;	4. To consider such other business as may be properly brought before the meeting or any adjournments thereof.

The Board recommends that you vote “FOR” each of the director nominees included in Proposal Number 1 and “FOR” each of Proposal Numbers 2 and 3. The full text of these proposals is set forth in the accompanying Proxy Statement.

How to Vote

By Telephone	By Internet	By Mail	Via Webcast or In Person
You may vote by calling 1-800-690-6903.	You may vote online at www.proxyvote.com.	You may vote by completing and returning the enclosed proxy card.	All shareholders are cordially invited to attend the Annual Meeting via live webcast or in person.

PROXY STATEMENT SUMMARY

Below are the highlights of important information you will find in this Proxy Statement. As this is only a summary, we request you please review the full Proxy Statement before casting your vote.

General Meeting Information
2026 Annual Meeting Date and Time	Thursday, April 23, 2026 9:00 a.m. EDT
Place

In-person: East End, 1200 E. Market Street, Entrance 3, Suite 450, Akron, OH 44305

Online: The live webcast of the meeting will be available on the Investor Relations section of the Company’s website at www.myersindustries.com

Record Date	March 4, 2026
Voting	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for the election of directors and one vote for each of the proposals to be voted on.

Voting Matters and Board Recommendations
Proposal	Voting Options	Board Recommendation
1. Election of Directors	“FOR” or “AGAINST” or “ABSTAIN” from voting with respect to each nominee	FOR EACH NOMINEE
2. Advisory Vote to Approve Compensation of Named Executive Officers	“FOR” or “AGAINST” or “ABSTAIN” from voting	FOR
3. Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR” or “AGAINST” or “ABSTAIN” from voting	FOR

2026 Proxy Statement | i

PROXY STATEMENT SUMMARY (CONTINUED)

Business Highlights and Achievements

In March 2025 we launched our “Focused Transformation” program to establish a culture of accountability, create clear strategies to improve profitability, control costs by committing to deliver annualized cost savings of $20 million by year-end 2025, and invest in growth while returning cash to shareholders.

In making meaningful progress toward these four goals, 2025 was an inflection point for Myers Industries.

First, we aligned our incentive plans to drive business unit performance and create accountability across the organization. Second, as a result of a strategic review, we made the significant decision to sell Myers Tire Supply. Further, we idled two of our nine rotational molding facilities to improve utilization. By year end, we delivered our annualized cost savings of $20 million, primarily in SG&A, by reducing expenses while also optimizing organizational efficiency. Finally, through 2025, we balanced investing in growth with returning $23 million in cash to shareholders through dividends and opportunistic share repurchases.

On March 5, 2026, we announced our financial results for the full year ended December 31, 2025, including the following full-year highlights compared to our prior year's results:

Full Year 2025 Financial Highlights vs. Prior Year

•
Net sales of $825.7 million compared with $836.3 million
•
Gross margin of 33.4%, up 100 basis points
•
GAAP net income per diluted share of $0.93 compared with $0.19
•
Adjusted earnings per diluted share of $1.10 compared with $1.04
•
Adjusted EBITDA of $124.2 million, compared to $122.2 million
•
Cash flow provided by operations of $86.8 million and free cash flow of $67.2 million
•
Reduced total debt by $31.0 million

The Company uses certain non-GAAP measures in this proxy statement. Adjusted operating income, adjusted earnings per share, and adjusted EBITDA are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in Appendix A to this proxy statement.

ii | Myers Industries, Inc.

PROXY STATEMENT SUMMARY (CONTINUED)

Governance Highlights

Myers’ commitment to sound corporate governance practices has been illustrated through a number of positive actions taken over recent years. We firmly believe that sound corporate governance is in the best interests of our shareholders and strengthens accountability within the organization. The following is a summary of our current sound governance practices:

Annual Director Elections	Yes	Stock Ownership Guidelines	Yes
Independent Board Chair	Yes	Anti-Hedging and Anti-Pledging Policy	Yes
Non-employee Director Independence	100%	Code of Ethics and Business Conduct	Yes
Committee Independence	100%	Board Member Recruiting Guidelines	Yes
Number of Financial Experts	2	Routine Executive Sessions of the Board	Yes
Board Gender Diversity	33%	Anonymous Reporting	Yes
Board and Committees Annual Self-Evaluations	Yes	Clawback Policy	Yes
Director Over-Boarding Policy	Yes	Proxy Access for Shareholder Nominations	Yes

Director Nominees

You are being asked to vote on the election of the following director candidates. The candidates listed below are the 8 nominees recommended by the Corporate Governance Committee (the “Governance Committee”) and approved by the Board for election to serve for a one-year term. Detailed information on each director is available starting on page 11.

					Current Committee Memberships
Name	Age	Director Since	Experience	Independent	Audit	Compensation	Governance
Yvette Dapremont Bright	64	2021	President, Brighter Horizon Foundation	Yes	•		•
Ronald M. De Feo	74	2018	Former President, CEO and Executive Chairman of Kennametal Inc. (NYSE: KMT) and a founding partner of Nonantum Capital Partners, LLC	Yes		Chair
F. Jack Liebau, Jr., Chair	62	2015	Former Managing Director, Beach Investment Counsel	Yes	•	•	•
Bruce M. Lisman	79	2015	Former Chairman of the Global Equity Division, JP Morgan Chase & Co. (NYSE: JPM)	Yes		•	Chair
Helmuth Ludwig	63	2025	Professor of Strategy and Entrepreneurship, Southern Methodist University; former Global CIO of Siemens	Yes	•		•
Lori Lutey	61	2018	Former Executive Vice President and Chief Financial Officer of Schneider National (NYSE: SNDR)	Yes	Chair
Aaron Schapper	52	2025	President and CEO, Myers Industries, Inc.	No
Patricia (Tribby) W. Warfield(1)	66	2025	Former CEO of APC Automotive Technologies	Yes

(1)
As of the date of this Proxy Statement, Ms. Warfield is not a member of any committee as she is nominated to become a director at the Annual Meeting to be held on April 23, 2026.

Myers extends its deep gratitude to William Foley and Jeff Kramer for their dedicated service as Myers directors. Messrs. Foley and Kramer will be retiring from their service as directors at the expiration of their current terms at the 2026 Annual Meeting of Shareholders. Mr. Foley has served as a director since 2011 and Mr. Kramer has served as a director since 2021.

2026 Proxy Statement | iii

PROXY STATEMENT SUMMARY (CONTINUED)

Board Overview

Myers has an experienced and effective Board focused on shareholder value creation. The Board is proposed to be comprised of 8 members, all of whom are independent other than Mr. Schapper. The charts below highlight the nominated Board’s composition and experience.

Composition

Qualifications

iv | Myers Industries, Inc.

PROXY STATEMENT SUMMARY (CONTINUED)

Shareholder Engagement

One of our key priorities is conducting robust engagement with our shareholders in order to provide transparency into our business and determine which issues are important to our shareholders. Participants in our engagement programs include executive management, members of the Board and Investor Relations personnel. Our methods of engagement include:

•
Earnings conference calls
•
Investor conferences
•
One-on-one investor meetings and conference calls
•
Off-season engagement regarding our Board, corporate governance, executive compensation, and sustainability practices

Engagement Highlights

We continue to evolve our corporate governance practices and our regular outreach and engagement with our investors. Shareholder feedback is an essential component of our corporate governance practices and helps to drive increased transparency, accountability and, ultimately, more active, engaged and effective corporate oversight. In 2025, we reached out to our top 30 shareholders, representing more than 70% of shares owned, and we engaged with nine of those shareholders, with discussions including the following areas:

•
Board governance and oversight
•
Business strategy and performance
•
Executive compensation
•
Capital allocation priorities
•
End market trends
•
Growth strategies

The Company values the input received from these discussions with shareholders. Following these conversations, the Company has continued to emphasize the importance of safety in our operations and has continued its focus on enhancing sustainable business practices throughout our operations. Additionally, the Compensation and Management Development Committee of the Company (“CMD Committee”) regularly evaluates the Company’s compensation programs and considers shareholder input as part of their evaluation.

At any time during the year, shareholders may access our Annual Report, Proxy Statement, financial presentations, and corporate governance guidelines at www.myersindustries.com.

Shareholder Communications

Shareholders may contact any director, committee of the Board, non-management director or the Board through the following:

via U.S. Mail at:

c/o Secretary

Myers Industries, Inc.

1293 South Main Street

Akron, Ohio 44301

via e-mail at:

governance@myersind.com

A toll-free hotline has also been established if an interested party wishes to contact a director, a committee of the Board, a non-management director or the Board by phone. The number is (877) 285-4145 and is available worldwide 24 hours a day, seven days a week.

2026 Proxy Statement | v

PROXY STATEMENT SUMMARY (CONTINUED)

Executive Compensation Overview

Myers’ executive compensation program, set forth by the CMD Committee, is designed to implement our executive pay philosophy to:

•
Attract and retain talented and experienced executives and other key employees
•
Ensure that the actual compensation paid to our executive officers is aligned and correlated with financial performance and changes in shareholder value (“pay for performance”)
•
Motivate our executive officers to achieve short-term and long-term Company goals that will increase shareholder value
•
Reward executives whose knowledge, skills and performance are crucial to our success

Compensation Practices

What We Do	What We Don't Do
Link Pay to Objective Financial Performance	Enter into Executive Employment Contracts
Limited Termination/Change in Control Severance Benefits	Offer Tax Gross-Ups for Change in Control Payments
Grant Awards with Double Trigger Change in Control Provisions	Reprice Underwater Options
Impose Robust Stock Ownership Guidelines	Allow Cash Buyouts of Underwater Options
Retain an Independent Compensation Advisor	Permit Short Sales by Directors, Officers, or Employees
Tally Sheets to Evaluate and Monitor NEO Compensation	Offer Significant Executive Perquisites
Maintain a Clawback Policy	Allow Hedging or Pledging of Company Stock
Conduct Annual Risk Assessment of Compensation Programs	Provide Gross-ups on Severance Benefits
Use Different Metrics for Short- and Long-term Incentive Plans

vi | Myers Industries, Inc.

PROXY STATEMENT SUMMARY (CONTINUED)

Elements of Compensation for 2025

Our 2025 executive compensation program was designed to reinforce the relationship between the interests of our named executive officers (or “NEOs”) and our shareholders. The objectives and key characteristics of each element of our 2025 executive compensation plan designs are summarized below:

Type of Pay & Form		Performance Periods	Objectives

Fixed	Base Pay (cash)	1 year
•
Compensation for job performance
•
Recognizes individual skills, competencies, and experience
•
Generally determined based on an individual’s time in the position, experience, performance, future potential, external market conditions, and peer benchmarking
•
May be influenced/changed as a result of changes in the executive’s responsibilities, an assessment of annual performance, our financial management, and/or external market data relating to base pay practices of peers

At Risk	Annual Bonus (cash)	1 year
•
Variable cash compensation with 100% tied to the achievement of annual corporate operational goals established by the CMD Committee each fiscal year to align with corporate strategic goals (for 2025, the Company’s achievement of budgeted adjusted EBITDA)
•
Aligns interests of executives with shareholders, with amount earned dependent on Company performance objectives designed to enhance shareholder value

	Long-Term Incentives (50% performance stock units and 50% restricted stock units)	3 years
•
Motivates and rewards leaders for increasing shareholder value and returns while promoting our long-term interests consistent with strategic goals
•
Reflects the belief that a significant component of executive compensation should be at risk where the amount earned depends on achieving long-term Company performance objectives designed to enhance shareholder value (for awards in 2025, the Company’s three-year cumulative adjusted earnings per share, subject to a relative TSR modifier)
•
Helps build executive stock ownership consistent with our stock ownership objectives
•
Encourages retention of executive management team through multi-year vesting

2026 Proxy Statement | vii

PROXY STATEMENT SUMMARY (CONTINUED)

2025 CEO and CFO Target Compensation Mix(1)

## 2025 CEO Target Compensation Mix

Long Term
Fixed
20%
Salary
30%
RSUs
50%
Variable
20%
Annual
Bonus
Short
Term
Variable
30%
PSUs

## 2025 CFO Target Compensation Mix

Long Term
Fixed
22.5%
RSUs
32%
Salary
45.5%
Variable
22.5%
PSUs
23%
Annual Bonus
Variable
Short
Term

(1)
Graphs illustrate the percentages of the components of compensation of our CEO and CFO in effect as of December 31, 2025. “Fixed” compensation includes salary and service-based restricted stock; “variable” compensation includes annual bonuses and performance stock units; “long-term” compensation includes performance stock units and restricted stock; and “short-term” compensation includes salary and annual bonuses.

viii | Myers Industries, Inc.

MYERS INDUSTRIES, INC.

Proxy Statement

2025 Proxy Statement | 1

2 | Myers Industries, Inc.

Corporate Governance and Compensation Practices and Policies

The Board is committed to maintaining sound corporate governance and a compensation structure that promotes the best interests of our shareholders.

Corporate Governance Guidelines

The Company has adopted “Corporate Governance Guidelines” and a “Code of Business Conduct and Ethics” for the Company’s directors, officers and employees. Each of our corporate governance policies is available on the “Corporate Governance” page accessed from the “Investor Relations” page of our website at www.myersindustries.com.

Corporate Governance and Compensation Practices

Shareholder Outreach

Myers continues to strengthen our corporate governance practices, including regular outreach and engagement with our investors. Shareholder feedback is an essential component of our corporate governance practices and helps to drive increased transparency, accountability and, ultimately, more active, engaged and effective corporate oversight. As part of this shareholder outreach, Myers contacted our top 30 shareholders, representing more than 70% of shares owned. Myers also attended two investor conferences and two non-deal roadshows, presenting the Myers story to current and potential shareholders. Additionally, we met with multiple different interested investors who currently do not hold a Myers position, converting at least four of these potential investors into a Myers shareholder. Along with a Company and financial overview, topics in these meetings included discussions on Board governance and oversight of strategy, executive compensation, capital allocation priorities, end market trends and growth strategies, sustainability, and Board composition and continuing education.

Annual Elections

In accordance with best governance practices, all of our directors are elected annually.

Independent Board Chair

•
Since October 2009, the Company has maintained an independent Board Chair. Mr. Liebau has served as our independent Chair since the 2016 Annual Meeting of Shareholders. We believe this leadership structure enhances the alignment of the interests of the Company and our shareholders by ensuring independent Board leadership.
•
The independent Board Chair serves as the primary liaison between our directors and executive management and helps to maintain open communication and discussion by the Board.
•
Our independent Chair is a member of each of our standing Board committees.
•
Duties of the Board Chair are specified in the Charter of the Chairman of the Board of Directors and include serving in a presiding capacity, coordinating the activities of the Board, and such other duties and responsibilities as the Board may determine from time-to-time. This charter is available on the “Corporate Governance” page accessed from the “Investor Relations” page on our website at www.myersindustries.com.

Board and Committee Independence

•
Periodic Review of Director Independence: The Board reviews the independence of each director using the current standards for “independence” established by the New York Stock Exchange (“NYSE”) and other applicable regulations and considers any other material relationships a director may have with the Company as disclosed in annual director and officer questionnaires. The Company’s Corporate Governance Guidelines provide that a majority of the Board be comprised of independent directors and the charters of each of the Board’s committees require that all committee members be independent.

2026 Proxy Statement | 3

•
Independence Determination: The Board has determined that all of the current members of the Board and nominees other than Mr. Schapper (our President and CEO) are independent under these standards. The determination of whether a director is “independent” is based upon the Board’s review of the relationships between each director and the Company, if any, under the Company’s Board of Directors Independence Criteria policy, and the corporate governance listing standards of NYSE. Our Board of Directors Independence Criteria are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersindustries.com.

In connection with the Board’s determination regarding the independence of each non-management director and nominee, the Board considered any transactions, relationships and arrangements as required by our independence guidelines.

•
Committee Independence: All members of the Company’s Audit Committee, CMD Committee, and Governance Committee have been determined to be independent directors. In addition, the Board has determined that the members of the Audit Committee and CMD Committee meet the additional independence criteria required for such committee membership under the applicable NYSE listing standards.
•
Other Relationships: Except as set forth in this Proxy Statement, neither the Company nor any of the Board nominees or any of their associates have or will have any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Proxy Access

Section 13 of Article I of our Amended and Restated Regulations ("Regulations") includes proxy access provisions for certain shareholder nominations of directors. The provision provides proxy access for certain director nominations (i) of up to the greater of two persons or 20% of the number of directors on our current Board, (ii) by a shareholder or by a group of not more than 20 shareholders, (iii) owning at least three percent of the outstanding shares of common stock of the Company continuously for at least three years, (iv) pursuant to notice received no earlier than 120 days and no later than 90 days before the anniversary of the previous year’s Annual Meeting of Shareholders, and (v) containing information required by Section 13 of our Regulations.

Over-Boarding Policy

The Company has adopted a policy that the maximum number of public company boards on which a non-CEO director may sit is five (including our Board) and the maximum number of public company boards on which a CEO director may sit is three (including our Board).

Board Role in Risk Oversight

The Board annually reviews the Company’s strategic plan, which addresses, among other things, the Company’s risks and opportunities. Certain areas of oversight are delegated to the relevant Committees of the Board and the Committees regularly report back on their deliberations. This oversight is enabled by reporting processes that are designed to provide visibility to the Board about the identification, assessment, monitoring and management of enterprise-wide risks. Management annually conducts enterprise-wide risk assessments of the Company and each of its business segments and regularly updates the Board on the Company’s processes relating to enterprise risk management (“ERM”). Management’s assessment includes a review of strategic, financial, operational, reputational, compliance, cybersecurity, artificial intelligence ("AI"), and information technology (“IT’’) objectives, policies, and risks for the Company. In addition:

•
Audit Committee: The Audit Committee maintains primary responsibility for oversight of risks and exposures pertaining to the accounting, auditing and financial reporting processes of the Company and assists the Board in fulfilling its oversight responsibility of the Company’s ERM assessment and processes.
•
Compensation and Management Development Committee: The CMD Committee maintains primary responsibility for risks and exposures associated with oversight of the administration and implementation of our compensation policies, and of the Company’s leadership development programs and executive succession planning including, in connection with the Board, CEO succession planning.
•
Corporate Governance Committee: The Governance Committee maintains primary responsibility for assisting the Board in identifying qualified candidates for membership on the Board; recommending candidates to fill a vacancy on the Board or for election at the Company’s next Annual Meeting of Shareholders; developing and implementing corporate governance principles for the Board and the Company, and assists the Board in fulfilling its oversight responsibility of the Company’s policies, programs, and strategies relating to ESG and other relevant public policy matters.

Each committee also considers the reputational risk implicated by the oversight responsibilities described above.

4 | Myers Industries, Inc.

Cybersecurity Oversight and Measures

In connection with the annual ERM updates by management, the Audit Committee and full Board review cybersecurity risks and objectives, including the Company’s programs to monitor, identify and mitigate cybersecurity risks. The Company takes cybersecurity threats seriously, including regular reassessment of cybersecurity risks both internally and with third parties and updates to the Board at least annually. The Company's information security management system is based upon the National Institute of Standards and Technology Cybersecurity Framework. Among other best practices, the Company uses multi-factor authentication wherever possible, maintains current versions of firewalls and security software, performs regular cybersecurity training and email phishing campaigns for employees, uses third parties to perform intrusion testing, and maintains disaster recovery and incident response plans, which include retainer contracts for third party cybersecurity response specialists. The Company employs a combination of active and passive methods to monitor for new or developing cybersecurity risks. The Company also maintains cybersecurity insurance.

The Board and the Audit Committee regularly receive reports and training from management and third parties on cybersecurity matters, as part of the Company’s overall enterprise risk management program and oversight thereof. Management is responsible for developing cybersecurity programs, including as may be required by applicable law or regulation. Company IT personnel have the appropriate expertise in IT and cybersecurity, which generally has been gained from a combination of education, including relevant degrees and/or certifications, and prior work experience. Company cybersecurity personnel monitor the prevention, detection, mitigation and remediation of cybersecurity incidents as part of the cybersecurity programs described above. Incidents, if any, are escalated to management and the Board according to the Company’s incident response policy.

Artificial Intelligence Oversight

The Board is also responsible for overseeing the Company's approach to responsible use of AI and other emerging technologies, including the development and implementation of policies and compliance regarding ethical use, transparency, bias mitigation, and risk management in this rapidly developing area.

Clawback Policy

The Company maintains a Clawback Policy, as required by Section 303A.14 of the NYSE Listed Company Manual, that provides for the recovery of “erroneously awarded” incentive based compensation if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the federal securities laws. The Clawback Policy is administered by the CMD Committee and applies to current and former executive officers as described in the Clawback Policy.

Succession Planning

Our Board, in coordination with the Governance Committee, oversees succession planning for the CEO and other officers of the Company. As part of its succession planning oversight, the Board reviews the executive leadership team’s experience, skills, competence and potential, to help assess which executives have the ability to develop the attributes that the Board believes are necessary to lead and execute the Company's strategic vision.

Stock Ownership Guidelines

The Company maintains Stock Ownership Guidelines under which officers designated as executive officers and non-employee directors are expected to hold a specified amount of our common stock. These expectations are as follows:

•
CEO: 5X annual base salary
•
CFO: 3X annual base salary
•
Vice Presidents and President of business units: 1X annual base salary
•
Non-Employee Directors: 5X annual cash Board retainer

The executive officers and non-employee directors have five years from the date they become subject to the guidelines to attain the ownership requirement. Our Stock Ownership Guidelines are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersindustries.com.

Anti-Hedging and Pledging Policy

The Company prohibits directors, officers and employees from engaging in any hedging or pledging transactions with respect to Company shares.

2026 Proxy Statement | 5

Board Member Recruiting Guidelines

The Company’s Board Member Recruiting Guidelines outline the process for nominating potential director candidates for consideration by the Governance Committee. These recruiting guidelines are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersindustries.com.

Executive Sessions of the Board and Committees

The Board has a policy requiring the independent directors, both as to the Board and Committees, to meet regularly in executive session without any management personnel or employee directors present. During 2025, the Board and each Committee met regularly in executive session at each of their respective meetings.

Presiding Directors

The Chair of each Committee of the Board acted as the Presiding Director for each Committee executive session.

Anonymous Reporting and Toll-Free Hotline

The Audit Committee maintains procedures, including a worldwide telephone and web-based “hotline,” which allows employees and interested parties to report any financial or other concerns anonymously. The Company maintains the hotline for receiving, retaining and addressing complaints from any interested party regarding accounting, internal accounting controls and auditing matters, and procedures for the anonymous submission of these concerns. The hotline is maintained by an independent third party and is available worldwide, 24 hours a day, seven days a week. The hotline is available by phone by dialing from an outside line in the United States at 1-877-285-4145; Canada at 1-833-604-0812; and Central America at 800-1785 (at the English prompt dial 833-604-0812) or by Internet at www.myersindustries.ethicspoint.com where you will be prompted to answer a series of questions and submit a report by selecting the country in which you are located and the country in which the violation took place under “To Make a Report”. All reports made through the hotline are directed to the Chair of the Audit Committee and the Secretary. We do not permit any retaliation of any kind against any person who submits a complaint or concern under these procedures.

Code of Ethics

In 2024, we amended and restated our Code of Ethics and Business Conduct (the “Code”), which also incorporates a Code of Ethical Conduct for the Finance Officers and Finance Department Personnel. This Code embodies our firm commitment to ethical and legal business practices and helps ensure that we promote integrity throughout all aspects of our Company. It provides clear guidelines regarding how we approach important issues and decisions that may arise as we strive to provide the best service to our customers and the best work environment for our employees. It also confirms our Board’s expectation that all of our officers, directors and other members of our workforce act ethically and fully comply with all of our corporate policies at all times. The Code is available on the “Corporate Governance” page accessed from the “Investor Relations” page on our website at www.myersindustries.com.

Annual Board and Committee Evaluations

The Board and each Board Committee conduct annual assessments to evaluate whether they are functioning effectively. Self-assessments were conducted in 2023, 2024, and 2025 with the assistance of independent outside counsel and the results were reviewed with individual directors, each Committee, and the Board. In 2022, the evaluation process was conducted by an independent consultant and feedback was provided to the Board and individual directors.

6 | Myers Industries, Inc.

Shareholder Communication with Directors

Our Board provides the following methods for interested parties and shareholders to send communications to a director, to a Committee of the Board, to the non-management directors, or to the Board.

Interested parties may send written communications by e-mail to governance@myersind.com or by mail or courier delivery addressed as follows:

Board of Directors (or Committee Chair, Director or Non-Management Directors, as the case may be)

c/o Secretary

Myers Industries, Inc.

1293 South Main Street

Akron, Ohio 44301

All communications directed to the “Board of Directors” or to the “Non-Management Directors” will be forwarded unopened or unread to the Chair of the Governance Committee. The Chair of the Governance Committee in turn determines whether the communications should be forwarded to the appropriate members of the Board and, if so, forwards them accordingly. For communications addressed to a particular director or the Chair of a particular Committee of the Board, however, the Secretary will forward those communications, unopened or unread, directly to the person or Committee Chair in question.

Any interested party may also contact a director, a Committee of the Board, the non-management directors, or the Board through the Company’s toll-free hotline at (877) 285-4145 or via the internet at myersindustries.ethicspoint.com.

2026 Proxy Statement | 7

Sustainability

For Myers, “Sustainability” encompasses our commitment to responsible environmental, workforce, community, and governance practices that support long-term performance and shareholder value. We organize our efforts under three sustainability pillars – Products, Planet and People – supported by our Principles, our foundation of governance, ethics, and integrity. This framework guides our actions and oversight of material risks and impacts.

Myers Sustainability Pillars

## Products

- Circularity and sustainable products
- Product innovation and quality
- Customer focus and satisfaction
- Supply chain management

## Planet

- Climate resilience and action
- Clean air
- Energy efficiency
- Waste management

## People

- Workforce health and safety
- Attraction and retention
- Engagement and development
- Inclusion and belonging

## Principles

- Governance
- Ethics
- Integrity

We manage sustainability-related risks and opportunities through our internal Sustainability Steering Committee (the "Sustainability Committee") consisting of senior leaders and executives. The Sustainability Committee meets regularly to establish sustainability metrics, goals, and reporting standards across the Company and reports to the CEO and Board on material sustainability matters. It operates under a formal charter, which is reviewed and updated as needed, that defines its purpose, governance, membership, responsibilities, priorities, and meeting cadence. Supporting the Sustainability Committee is Myers’ Sustainability Working Committee, which meets weekly and is responsible for advancing sustainability initiatives company wide. The working committee coordinates sustainability data collection, provides timely responses to required sustainability-related requests and disclosures, leads preparation of the Company’s annual Sustainability Report, and serves as an internal resource on sustainability matters.

Operationally, 2025 sustainability highlights included: expanding our resin and product-recycling efforts, enhancing safety programs and improving our safety performance, upgrading facilities for energy efficiency, and strengthening leadership development for long-term success and retention.

Myers will publish its fifth Sustainability Report in April 2026, disclosing progress on sustainability initiatives across the enterprise. In 2025, we again responded to CDP and completed our second enterprise wide EcoVadis assessment.

8 | Myers Industries, Inc.

2025 Progress Summary

Products

Myers manufactures Products that Protect™ – high-quality, durable plastic containers and ground protection mats that safeguard our customers’ assets and the environment while being engineered for material efficiency and sustainability.

•
Commitment to Circularity: Myers integrates recycled materials, product recovery, and waste reduction into its operations through closed-loop manufacturing processes. For example, Scepter incorporates up to 50% regrind content in select fuel and water containers for the marine, consumer and military segments.
•
Record Regrind Usage: The Company achieved a 4.3% YoY increase in regrind use, surpassing 5 million pounds in 2025.
•
Waste & Recycling Achievements: Signature Systems significantly increased internal regrind from 2.8 million pounds in 2024 to 9.6 million pounds in 2025 and achieved zero waste to landfill through its End-of-Life Mat Buyback Program in 2025.

Planet

Myers continues to prioritize energy-efficient investments and processes to reduce its environmental footprint and energy costs.

•
Energy and Emissions Management: In 2025, Myers reduced company wide Scope 1 and 2 greenhouse gas ("GHG") emissions and energy use, driven in part by facility optimization, equipment upgrades and logistics improvements. This included HVAC and LED lighting upgrades at the Akron, Ohio, headquarters, expected to reduce annual electricity use by approximately 30%.
•
Investing in Efficient Operations: Myers implemented energy-saving upgrades at multiple facilities, most notably at Scepter’s Scarborough, Ontario, facility. The upgrades at Scarborough included installing a new servo motor that is expected to save 180,000 kWh in electricity use per year and upgrading chillers to reduce energy usage by approximately 1.2 million kWh annually.
•
Environmental Oversight: Signature Systems’ Orlando, Florida, facility achieved its first ISO 14001 certification following the implementation of a formal environmental management system, enhanced inspections, and improved material and spill control processes. The Signature site joins five other sites across Myers’ footprint with an ISO 14001 certification.

People

Myers’ top priority remains the safety of its employees and communities. We continuously work to create a workplace where safety, engagement and well-being are built into how we operate.

•
A Safer Place to Work: Myers achieved a 33% reduction in its total recordable incident rate in 2025, lowering the rate to 1.53, nearly 50% below the plastics industry average.
•
Driving Continuous Improvement: Myers performed safety audits across all facilities in 2025, evaluating our sites in more than 25 categories. Where needed, we created site action plans and follow-up tracking to close safety gaps and implemented additional hazard identification and best practices sharing.
•
Growing and Retaining Talent: Myers continued its FranklinCovey leadership development program and expanded employee retention tools. We also established a tiered employee recognition program and formalized how we track employee engagement.

Principles

Myers maintains a strong commitment to Governance, Ethics and Integrity:

•
Strong Governance and Oversight: We adhere to best practices in corporate governance and drive transparency and accountability across the Company.
•
Commitment to Ethics and Integrity: Myers maintains policies that establish lawful, ethical and accountable conduct across our company and with suppliers and customers. In addition to updating our Human Rights and EH&S Policies, we published a Sustainability Policy, which reflects our commitment to continuous improvement

2026 Proxy Statement | 9

in environmental performance and integrating sustainable practices into our operations, products, and decision-making processes.
•
Enhanced Cybersecurity Measures: Myers maintains an enterprise cybersecurity program that includes ongoing monitoring, annual internal and external testing, training, incident response planning, and third-party oversight.

Board governance highlights

We continue to evolve our best-in-class corporate governance practices which include regular outreach and engagement with our investors. Shareholder feedback is an essential component of our corporate governance practices and helps drive increased transparency, accountability and, ultimately, more active, engaged and effective corporate oversight. In 2025, we reached out to our top 30 shareholders representing more than 70% of shares owned and engaged with nine of those shareholders, with discussions including Board governance and oversight of strategy, our executive compensation practices, and other currently evolving topics such as sustainability.

During the year, the Board held formal educational sessions on cybersecurity and current best practices in corporate governance, all led by outside advisors. The Board also annually engages in an evaluation process, utilizing a self-assessment process coordinated by independent outside counsel or, every third year, engaging an outside independent party to conduct an evaluation process.

The Board continues to emphasize recruitment and refreshment. Three of our eight independent director nominees are women, we have diverse representation on the Board, and the longest tenure on our Board is 10 years.

We were also gratified by the results of the “say on pay” vote at last year’s annual meeting, with more than 96% of the total shares voted cast in favor of the proposal.

10 | Myers Industries, Inc.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Nominees

Set forth below for each nominee for election as a director is a brief statement, including the age, principal occupation and business experience for at least the past five years, and any directorships held with public companies. The members of the Governance Committee have recommended, and the independent members of the Board have nominated, the persons listed below as nominees for the Board. Each of the below nominees has consented:

•
to serve as a nominee,
•
to being named as a nominee in this Proxy Statement, and
•
to serve as a director if elected.

If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board. There is no reason to believe that the nominees named will be unable to serve if elected. Proxies cannot be voted for a greater number of nominees than named in this Proxy Statement.

Each of the following nominees is unanimously recommended by the Governance Committee. The Governance Committee believes that each of the nominees possesses certain key attributes that are believed to be important for an effective Board.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THESE NOMINEES

Name	Age	Director Since	Independent	Occupation
Yvette Dapremont Bright	64	2021	Yes	President, Brighter Horizon Foundation
Ronald M. De Feo	74	2018	Yes	Former President, CEO and Executive Chairman of Kennametal Inc. (NYSE: KMT); founding partner of Nonantum Capital Partners, LLC
F. Jack Liebau, Jr.	62	2015	Yes	Former Managing Director, Beach Investment Counsel
Bruce M. Lisman	79	2015	Yes	Former Chairman of Global Equity Division, JP Morgan Chase & Co.
Helmuth Ludwig	63	2025	Yes	Professor of Strategy and Entrepreneurship, Cox School of Business, Southern Methodist University
Lori Lutey	61	2018	Yes	Former EVP and CFO of Schneider National (NYSE: SNDR)
Aaron Schapper	52	2025	No	President and CEO of Myers Industries, Inc.
Patricia (Tribby) W. Warfield	66	2026	Yes	Former CEO of APC Automotive Technologies

2026 Proxy Statement | 11

NOMINEE INFORMATION

YVETTE DAPREMONT BRIGHT Age: 64 Director since: 2021 Committees: Audit Governance	Business Experience:
	•	President, Brighter Horizon Foundation
•

Former Executive Vice President and Chief Operating Officer, former Chief Transformation Officer and former Chief Administrative Officer of Independence Blue Cross, health insurer serving the Philadelphia, Pennsylvania region

Current and Former Directorships:
	•	Director of Independence Blue Cross
	•	Director of Cityblock Health
	•	Director of National Life Group, a financial services company
	•	Advisory director of Clarify Health Solutions, Inc., a provider of health care software solutions
	•	Director of CSAA Insurance Group, a AAA insurer offering automobile, homeowners and other personal lines of insurance to AAA Members through AAA clubs in 23 states and the District of Columbia
	•	Former director of Reveleer, a software platform company for health plans and providers
•

Former director of Independence Health Group, a diversified health care company offering commercial, Medicare and Medicaid medical coverage, third-party benefits administration, and pharmacy benefits management

	•	Former director and Chair of AmeriHealth Insurance Company of New Jersey
	•	Former director of AmeriHealth Caritas, a Medicaid managed care organization

Skills and Expertise:
	•	Substantial senior management experience overseeing customer service, processing services, operations shared services, business process reengineering and business technology services
	•	Leadership of enterprise wide operating platform and cultural transformation
	•	Human resources, strategy development, innovation, operational planning, new business development, and portfolio management for strategic initiatives

12 | Myers Industries, Inc.

RONALD M. DE FEO Age: 74 Director since: 2018 Committees: CMD (Chair)	Business Experience:
	•	Founding partner of Nonantum Capital Partners, LLC, a private equity firm
	•	Former President, Chief Executive Officer, and Executive Chairman of Kennametal Inc. (NYSE: KMT), a supplier of tooling and industrial materials
	•	Former Chief Executive Officer of Terex Corporation (NYSE: TEX), manufacturer of lifting and material handling solutions for a variety of industries
	•	Various marketing and leadership positions at Case Corporation, Tenneco Inc. (NYSE: TEN), and Procter & Gamble (NYSE: PG)

Current and Former Directorships:
	•	Director of Helix LLC, a traffic management company owned by Nonantum Capital Partners, LLC
	•	Supervisory board of DLL, a financial services company owned by Rabobank
	•	Trustee for Iona College
	•	Former Director of ProVest LLC, a Legal Services company owned by Nonantum Capital Partners, LLC
	•	Former Executive Chairman and director of Kennametal Inc.
Former Chairman and director of Terex Corporation

Skills and Expertise:
	•	Over 20 years of senior management and industrial experience
	•	Extensive experience with public and private company boards, corporate governance, mergers and acquisitions, brand and marketing

2026 Proxy Statement | 13

F. JACK LIEBAU, JR. Age: 62 Director since: 2015 Board Chair Committees: Audit CMD Governance	Business Experience:
	•	Former Managing Director, Beach Investment Counsel
	•	Former President and CEO of Roundwood Asset Management, a subsidiary managing public equities for Alleghany Corporation’s insurance companies
	•	Former President and Founder, Liebau Asset Management Company, which managed money for individuals, foundations, and corporations
	•	Former Partner and Portfolio Manager for Davis Funds and Primecap Management Company, investment management firms

Current and Former Directorships:
	•	Director of Strattec Security Corporation
	•	Director of BNY Mellon ETF Trust
	•	Director of MuxIP, unlisted software company serving media companies, since 2020
	•	Director and CFO of the Edwin Gregson Foundation
	•	Former director of Motorcar Parts of America (Nasdaq: MPAA)
	•	Former director of The Pep Boys, a nationwide auto parts retailer
	•	Former director of Herley Industries, Inc., a defense technology company
	•	Former director of Media General, Inc., then owner of newspapers and television stations
	•	Former Vice President of Andover Alumni Council
	•	Former director of Kidspace Children’s Museum

Skills and Expertise:
	•	Vast financial, strategic, executive and investment experience working with companies in a wide range of industries
	•	Experience in corporate governance and corporate and non-profit board service
	•	Experience working effectively with management teams, analyzing strategic options, and communicating with various constituencies
	•	Extensive financial experience, qualified as an “audit committee financial expert”

14 | Myers Industries, Inc.

BRUCE M. LISMAN Age: 79 Director since: 2015 Committees: CMD Governance (Chair)	Business Experience:
	•	Former Chairman of the Global Equity Division, JP Morgan Chase & Co. (NYSE: JPM), a global financial services firm and banking institution
	•	Former Co-Head of the Global Institutional Equity Division, Bear Stearns Companies, Inc.

Current and Former Directorships:
	•	Director of Strattec Security Corporation
	•	Director of Associated Capital Group (NYSE: AC), a diversified global financial services company
	•	Director of National Life Group, a mutual life insurance company
	•	Director of Bank of Burlington, a Vermont state bank
	•	Former Director of Circor International, Inc. (NYSE: CIR)
	•	Former director and Chair of PC Construction, engineering and construction
	•	Former director of The Pep Boys, a nationwide auto parts retailer
•

Former member of various boards including an electric utility, an electricity transmission entity, a regional banking company, a regional broadcasting company, a financial technology company, two universities (one as chair) and America’s oldest conservation organization (chair)

Skills and Expertise:
	•	Experience as a chair, vice chair, and committee chair/member in a broad range of businesses and civic organizations
	•	Extensive executive and investment experience

HELMUTH LUDWIG Age: 63 Director since: 2025 Committees: Audit Governance	Business Experience:
	•	Professor of Practice for Strategy and Entrepreneurship at the Cox School of Business at Southern Methodist University in Dallas, Texas
	•	Former Global CIO of Siemens, a technology company

Current and Former Directorships:
	•	Director of Humanetics Group, a leading provider of safety systems
	•	Director of Hitachi, Ltd., a social innovation business
	•	Executive advisor to Bridgepoint LLC, a private equity firm
	•	Executive advisor to Zscaler, Inc.
	•	Former director of Circor International, Inc. (formerly NYSE:CIR)
	•	Former director of Commonwealth Center for Advanced Manufacturing
	•	Former director of Siemens Electrical LLC

Skills and Expertise:
	•	Extensive experience in organizations within the global industrial manufacturing and technology sectors
	•	Strategic acumen with deep expertise and experience in defining strategic direction

2026 Proxy Statement | 15

LORI LUTEY Age: 61 Director since: 2018 Committees: Audit (Chair)	Business Experience:
	•	Former Executive Vice President and Chief Financial Officer of Schneider National (NYSE: SNDR)
	•	Former Vice President of Finance of FedEx Services
	•	Former Vice President and Chief Financial Officer of FedEx Trade Networks
	•	Former Vice President of Finance and Administration of FedEx Supply Chain Services

Current and Former Directorships:
	•	Director of Kenan Advantage Group, a private specialized transportation and logistics provider
	•	Director of Tailwind Smith Cooper Holdings, a private manufacturer/distributor
	•	Director of Tailwind National Trench Safety, a private national provider of trench shoring and safety solutions
	•	Former director of PS Logistics, a private flatbed transportation solutions provider
	•	Former director of One Equity Partners Open Water I Corp. (NASDAQ: OEPWU), a previously formed special purpose acquisition company
	•	Former director of Inner Explorer, a non-profit organization whose mission is to provide mindfulness to PreK-12 classrooms

Skills and Expertise:
	•	Extensive experience with strategic and financial management and leadership of overall company performance
	•	Extensive financial and accounting experience, qualified as an “audit committee financial expert”

16 | Myers Industries, Inc.

AARON SCHAPPER Age: 52 Director since: 2025 Committees: None	Principal Occupation: President, Chief Executive Officer, and Director of Myers Industries, Inc.

Business Experience:
•

Former Group President of Agriculture and Chief Strategy Officer of Valmont Industries, Inc. (NYSE:VMI), a leading manufacturer and global provider of equipment and technology solutions for infrastructure and agriculture markets

	•	Former Group President of Infrastructure and Group President of Utility Support Structures for VMI
	•	Former General Manager of Orbit Irrigation Products LLC, based in Shanghai, China
	•	Former design and manufacturing engineer at Orbit

Former Directorships:
	•	Former director of Nebraska Enterprises

Skills and Expertise:
	•	Substantial experience building and managing high performing businesses, including his extensive experience creating value and growth at Valmont
	•	Significant experience in company growth, including through his role in establishing Orbit's green-field manufacturing sites in China and Taiwan
	•	Long-term global strategist and substantial acquisition experience entering into new markets and realigning global assets and supply chains, including working experience in six continents
	•	Experience in business evolution and innovation, including investing in new products and technologies such as artificial intelligence and sustainability solutions

PATRICIA (TRIBBY) W. WARFIELD Age: 66 Director since: 2026	Business Experience:
	•	Former CEO of APC Automotive Technologies, an aftermarket supplier of auto parts
	•	Former Senior Vice President, Business Development and Strategy (Europe, Middle East & Africa) of Nitta Corporation
	•	Former Senior Vice President & General Manager, Fluid Power & Automation Business Units of Kaman Corporation
	•	Former President, North America Commercial of Gates Corporation

Current and Former Directorships:
	•	Director of Badger Infrastructure Solutions Ltd (BDGI:TSX)
	•	Board Advisor of Wilmar LLC
	•	Board Advisor of Jason Group
	•	Board Advisor of Evolution Motion Solutions
	•	Board Advisor of Tipco LLC
	•	Board Advisor of Dayco
	•	Board Advisor of the University of Colorado Denver Business School
	•	Former director of Motorcar Parts of America (Nasdaq: MPAA)

Skills and Expertise:
	•	Extensive experience in global industrial, manufacturing and automotive markets
	•	Extensive experience in leading complex strategic, operational and growth transformation initiatives

2026 Proxy Statement | 17

During Ms. Warfield’s tenure at APC Automotive Technologies, APC instituted bankruptcy proceedings in the US Bankruptcy Court for the District of Delaware under Chapter 11 of the US Bankruptcy Code on June 4, 2020. APC confirmed its Chapter 11 reorganization on July 10, 2020, effective July 24, 2020.

There are, and during the past ten years there have been, no other legal proceedings material to an evaluation of the ability of any director, nominee, or executive officer of the Company to act in such capacity or concerning his or her integrity. There are no family relationships among any of the directors, director nominees and executive officers.

Required Vote and Board Recommendation

Under Ohio law and our Regulations, nominees for election as directors who receive a majority of votes cast by holders of shares of common stock represented in person or by proxy and entitled to vote on the proposal to elect directors will be elected as directors of the Company. Except in the case of broker non-votes, abstentions, and votes "against" the election of one or more of the director nominees, shares of common stock represented by properly completed and timely received forms of proxy will be voted "FOR" the election of the director nominees. Abstentions will not be counted toward the election of directors or any of the individual director nominees. Proxies may not be voted for more than eight director nominees.

The Board of Directors unanimously recommends that you vote “FOR” each of the director nominees listed above.

18 | Myers Industries, Inc.

Nominating Process

The Governance Committee reviews and evaluates individuals for nomination to stand for election as a director who are recommended to the Committee: in writing by any of our shareholders or by our current or past directors, executive officers, or identified by professional search firms retained by the Governance Committee.

Recruiting Guidelines and Director Qualifications

The Company’s Board Member Recruiting Guidelines outline the process for the Governance Committee to recruit and evaluate potential director candidates. These guidelines are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersindustries.com. In considering these potential candidates for nomination to stand for election, the Governance Committee will consider:

•
The current composition of the Board and how well it functions as a group
•
The talents, personalities, and strengths of current directors
•
The value of contributions made by individual directors
•
The need for a person with specific skills, experiences or background relevant to the Company’s strategy to be added to the Board
•
Any anticipated vacancies due to retirement or other reasons
•
Other factors that may enter into the nomination decision

The Governance Committee endeavors to select nominees that contribute unique skills and professional experiences in order to advance the performance of the Board and establish a well-rounded Board with diverse views that reflect the interests of our shareholders. The Governance Committee considers diversity as one of a number of factors in identifying nominees for directors; however, there is no formal policy in this regard. The Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, in addition to traditional concepts of diversity such as race and gender. The current composition of our Board includes two directors who are female and one director who is an under-represented minority, based on voluntary self-identification of gender identity and other demographics.

When considering an individual candidate’s suitability for the Board, the Governance Committee will evaluate each individual on a case-by-case basis. The Governance Committee does not prescribe minimum qualifications or standards for directors; however, the Committee looks for directors who have personal characteristics, educational backgrounds and relevant experience that would be expected to help further the goals of the Company. In addition, the Governance Committee will review the extent of the candidate’s demonstrated excellence and success in his or her chosen business, profession, or other career and the skills and talents that the candidate would be expected to add to the Board. The Governance Committee may choose, in individual cases, to conduct interviews with the candidate and/or contact references, business associates, other members of boards on which the candidate serves or other appropriate persons to obtain additional information. The Governance Committee will make its determinations on whether to nominate an individual candidate based on the Board’s then-current needs, the merits of that candidate and the qualifications of other available candidates.

Shareholder Recommendation Policy

The Governance Committee will consider individuals for nomination to stand for election as a director who are recommended to it in writing by any of our shareholders that strictly follow the below procedures. Shareholders making recommendations for directors must:

•
Certify that the person making the recommendation is a shareholder of the Company (including the number of shares held as of the date of the recommendation)
•
Provide the full name and address of the proposed nominee as well as a biographical history setting forth past and present directorships, employment, occupations and civic activities for at least the past five years
•
Provide a signed written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director
•
Submit a signed written statement that the shareholder making the recommendation and the proposed nominee will make available to the Governance Committee all information reasonably requested in furtherance of the Committee’s evaluation

2026 Proxy Statement | 19

•
Provide a letter of recommendation to the following address: Corporate Governance Committee, c/o Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301
•
Submit all required information before the close of business on or before November 15th of the year prior to our next Annual Meeting of shareholders

Shareholder Nomination Policy

In accordance with our Regulations, a shareholder may directly nominate a candidate for election as a director of the Company only if written notice of such intention is received by the Secretary not less than 90 days nor more than 120 days prior to the one year anniversary date of the immediately preceding Annual Meeting of shareholders. In the event that the Annual Meeting is called for a date that is not within 60 days before or after such anniversary date, notice by a shareholder, in order to be timely, must be received no later than the close of business on the tenth day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs. A shareholder wishing to directly nominate an individual to serve as a director must follow the procedure outlined in Article I, Section 12 of our Regulations, titled “Advance Notice of Director Nominations” and then send a signed letter of nomination to the following address: Corporate Governance Committee, c/o Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301. Our Regulations are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersindustries.com.

Shareholder Proxy Access

In accordance with our Regulations, a shareholder may also request that the Company include in its proxy statement in which it solicits proxies with respect to the election of directors at an Annual Meeting of shareholders, any person nominated for election (a “Shareholder Nominee”) to the Board by a shareholder or by a group of not more than 20 Shareholders that (i) satisfies the requirements of Section 13 of our Regulations (such individual shareholder or shareholder group, including each member thereof, to the extent the context requires, an “Eligible Shareholder”), and (ii) expressly requests in the notice required by such Section 13 to have the Shareholder Nominee included in the Company’s proxy materials pursuant to such Section 13. The information that the Company will include in its proxy statement is the information provided by the Eligible Shareholder to the secretary of the Company concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Company’s proxy statement by the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and if the Eligible Shareholder so elects, a written statement, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). The Company may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation. The Company will not be required pursuant to Section 13 to include any information regarding a Shareholder Nominee in its proxy materials for any meeting of Shareholders for which any person is engaging in a solicitation within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at such meeting other than Shareholder Nominees or nominees of the Board.

The Company will be required to include information regarding a Shareholder Nominee in its proxy materials with respect to an Annual Meeting only if the notice of the nomination relating to the Shareholder Nominee is delivered to, or mailed to and received by, the secretary of the Company no earlier than 120 days and no later than 90 days before the anniversary of the date of the previous year’s Annual Meeting of Shareholders; provided, however, that if the Company did not hold an Annual Meeting during the previous year, or if the date of the Annual Meeting has changed by more than 30 calendar days from the previous year’s date, or if the Company is holding a Special Meeting of shareholders or conducting an election of directors by written consent in lieu of an Annual Meeting, then the Eligible Shareholder must deliver the notice a reasonable time before the Company issues its proxy materials, as specified by the Company in a Current Report on Form 8-K filed pursuant to Item 5.08.

The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that the Company shall be required to include in its proxy materials with respect to an Annual Meeting generally shall not exceed the greater of (i) two, or (ii) 20% of the total number of members of the Company’s Board rounded to the closest whole number below 20%.

20 | Myers Industries, Inc.

Board Committees and Meetings

There were a total of six regularly scheduled and special meetings of the Board in 2025. During 2025, all directors attended at least 75% of the aggregate total number of the meetings of the Board and committees on which they served. All of our directors and nominees attended our 2025 Annual Meeting. Although we do not have a formal policy requiring directors to attend the Annual Meeting, our directors are encouraged to attend, and to do so in person when permissible.

Board Committees

The Board has three standing committees: the Audit Committee, the CMD Committee, and the Governance Committee. Set forth below are the committee memberships as of the date of this Proxy Statement.

Director	Audit Committee	CMD Committee	Governance Committee
Yvette Dapremont Bright	•		•
Ronald M. De Feo		Chair
William A. Foley	•		•
F. Jack Liebau, Jr.	•	•	•
Bruce M. Lisman		•	Chair
Helmuth Ludwig	•		•
Lori Lutey	Chair
Patricia (Tribby) W. Warfield(1)

(1)
As of the date of this Proxy Statement, Ms. Warfield is not a member of any committee as she is nominated to become a director at the Annual Meeting to be held on April 23, 2026.

In addition to these standing committees, the Board has established from time to time, and may establish in the future, special committees to address particular matters. No such committees were established in 2025.

Audit Committee

6 Meetings Held in 2025

The Audit Committee assists our Board in the oversight and integrity of our financial statements and enterprise risk management, ensures our structure meets legal and regulatory requirements, and oversees our internal auditing functions, controls, and procedures. The Board determined that based on their extensive financial background and expertise William Foley, Jack Liebau and Lori Lutey each met the criteria of an “audit committee financial expert” under SEC rules. None of our Audit Committee members serve on more than two other public company audit committees.

Audit Committee Functions:

•
Engage the independent registered public accounting firm and be responsible for the appointment, compensation and oversight of the external auditor
•
Approve all audit and accounting engagements of the independent registered public accounting firm (audit and non-audit)
•
Review the results of the audit and interim reviews
•
Evaluate the independence of the independent registered public accounting firm
•
Review the financial results of the Company with the independent registered public accounting firm prior to their public release and filing of reports with the SEC
•
Direct and supervise special investigations
•
Oversee accounting, internal accounting controls, auditing matters, reporting hotline and corporate compliance programs
•
Review the Company’s ERM assessment and processes in assisting the Board’s oversight of the Company’s management of its significant enterprise level risks, including but not limited to climate, cyber, IT and AI risks

2026 Proxy Statement | 21

See the Audit Committee Report for further information regarding the Audit Committee’s activities.

Compensation and Management Development Committee

5 Meetings Held in 2025

The CMD Committee administers our executive compensation programs and determines, either as a committee or together with the other independent board members, annual base salaries and incentive compensation awards for our executive officers.

CMD Committee Functions:

•
Review and approve compensation of the CEO and other executive officers of the Company
•
Review and approve the CEO’s compensation-related corporate goals
•
Evaluate the CEO’s performance
•
Oversee executive management development and succession planning
•
Establish and administer the Company’s policies, programs and procedures for compensating its executive officers and directors
•
Review and approve equity award grants
•
Review, assess and monitor the Company’s Stock Ownership Guidelines
•
Oversee regulatory compliance with respect to compensation matters
•
Oversee shareholder communications regarding executive compensation matters
•
Retain outside consultants regarding executive compensation and other matters
•
Oversee the leadership development programs and executive long-term and emergency succession planning

Corporate Governance Committee

4 Meetings Held in 2025

The Governance Committee assists the Board in developing and implementing corporate governance guidelines, identifying potential director candidates, determining the size and composition of our Board and its committees, evaluating the overall effectiveness of our Board, and the Board’s oversight of the Company’s ESG management.

Governance Committee Functions:

•
Evaluate new director candidates and incumbent directors
•
Recommend nominees to serve on the Board as well as members of the Board’s committees to the independent directors of the Board
•
Recommend and monitor participation in continuing education programs by the directors
•
Develop and implement corporate governance principles applicable to the Board and the Company
•
Review the Company’s policies, programs, and strategies relating to ESG and other public policy matters relevant to the Company

Committee Charters and Policies

The Board has adopted written charters for each of the Audit Committee, the CMD Committee, and the Governance Committee. Each committee reviews and evaluates the adequacy of its charter at least annually and recommends any proposed changes to the Board for approval. Each of the written charters and policies of the Committees are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersindustries.com.

22 | Myers Industries, Inc.

Director Compensation

The Company has structured its non-employee director compensation to attract and retain highly qualified directors and to compensate directors for their service, while also aligning the interests of the directors to the long-term interests of the Company’s shareholders.

In addition to the compensation provided to our non-employee directors, which is described below, our Regulations provide that we will indemnify, to the fullest extent then permitted by law, any of our directors or former directors who was or is a party or is threatened to be made a party to any matter, whether civil or criminal, by reason of the fact that the individual is or was a director of the Company, or serving at our request as a director of another entity. We have also entered into indemnity agreements with each of our directors contractually obligating us to provide such protection. We also currently have in effect director and officer insurance coverage.

2025 Non-Employee Director Compensation

The Company’s non-employee director compensation program maintained in 2025 reflected the recommendations of the CMD Committee’s compensation consultant based on the consultant’s assessment of market competitiveness. The analysis included pay levels and prevalent practices for retainers, fees, equity-based compensation, and stock ownership guidelines, and affirmed that the Company’s non-employee director compensation program is structured in a manner consistent with good governance, continues to be aligned with best practices, and meets the needs of the Board.

The Company’s non-employee director compensation program includes an annual cash retainer and an equity-based award. Directors who are employees of the Company do not receive either an annual retainer or any other compensation related to their director services. The cash retainers are paid quarterly in arrears and the equity-based award is granted for directors’ upcoming year of service subject to vesting at the following year’s Annual Meeting of Shareholders. Directors may elect to receive an equivalent number of stock units rather than shares of common stock upon vesting, with payment to be made with respect to such stock units when such director ceases to be a member of the Board. For non-employee directors who join the Board between annual meeting dates, the annual cash retainer is prorated for the portion of the term that such director serves.

In 2025, each non-employee director received an annual cash retainer of $100,000, an equity-based award under our 2024 Long-Term Incentive Plan (the “2024 Plan”) of 6,250 restricted shares or restricted stock units, and a supplemental cash payment of $37,243.75, based on the difference between the value of the equity based award and the target value of $100,000, as explained further below in the "Non-Employee Director Compensation" table for 2025. The cash portions of the retainers in 2025 for our non-employee directors’ annual service and committee and Board chair service is set forth below.

Compensation Type	Director Compensation
Annual Cash Retainer	$100,000.00
Annual Equity Based Award	$62,756.25
Supplemental Annual Cash Retainer	$37,243.75
Chair of Audit Committee	$17,500.00
Chair of CMD Committee	$12,500.00
Chair of Governance Committee	$10,000.00
Chair of Board(1)	$90,000.00
Ad-Hoc Committee Members(2)	$10,000.00
Ad-Hoc Committee Chair(2)	$15,000.00

(1)
Board Chair is not eligible to receive additional Committee membership fees.
(2)
No ad hoc committees were established by the Board in 2025.

2026 Proxy Statement | 23

The following table shows all compensation paid to non-employee directors for their service during 2025:

NON-EMPLOYEE DIRECTOR COMPENSATION FOR CALENDAR YEAR 2025

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yvette Dapremont Bright	$137,244	$72,563	—	—	—	$209,806
Ronald M. De Feo	$149,744	$72,563	—	—	—	$222,306
William A. Foley	$137,244	$72,563	—	—	—	$209,807
Jeffrey Kramer	$147,244	$72,563	—	—	—	$219,807
F. Jack Liebau, Jr.	$227,244	$72,563	—	—	—	$299,806
Bruce M. Lisman	$137,244	$72,563	—	—	—	$209,807
Helmuth Ludwig	$25,000	$62,157	—	—	—	$87,157
Lori Lutey	$154,744	$72,563	—	—	—	$227,306
(1)
Stock Award amounts do not reflect compensation actually received by the directors. The amounts shown reflect the grant date fair market value of 6,250 restricted stock units or restricted shares awarded to each non-employee director on May 5, 2025 with respect to their service commencing on that date until the 2026 Annual Meeting of Shareholders, at which time their awards will vest unless the director elected to receive stock units and defer receipt of common stock until he or she ceases to be a member of the Board for any reason whatsoever, at which time the Company shall make a payment to the director of one share for every stock unit then held as payment with respect to each such stock unit. The grant date fair market value of the stock awards is based on the closing price of Myers' common stock on May 5, 2025; the number of restricted stock units of each stock award was determined by dividing $100,000 by $16.00, the same assumed value per share used to determine 2025 long-term incentive awards for our NEOs. Non-employee directors also received a supplemental cash payment of $37,243.75 representing the difference between the target value of $100,000 for the equity grant and the estimated value of the 6,250 restricted shares or restricted stock units, based on the average closing price of Myers' common stock for the period of 20 trading days ending the day before the grant date.
(2)
Dr. Ludwig began his service as a director on November 3, 2025 and received a pro rata award of 3,436 restricted stock units. The number of restricted stock units was determined by dividing $56,320 by the average closing trading price of Myers' common stock for the period of 20 trading days ending the last trading day before the grant date. The grant date fair market value of Dr. Ludwig's stock award is based on the closing price of Myers' common stock on the grant date of November 3, 2025.

24 | Myers Industries, Inc.

PROPOSAL NO. 2 – ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with Exchange Act Rule 14a-21(a), we provide our shareholders with the opportunity to cast an annual advisory vote (“Say-on-Pay”) on the compensation of our named executive officers (“NEOs”). The CMD Committee has designed our executive compensation program (as described further in the Compensation Discussion & Analysis (“CD&A”) and tabular compensation disclosures of this Proxy Statement) principally as follows:

Executive Compensation Objectives	Executive Compensation Elements
• Provide competitive compensation packages to attract, retain and reward talented and experienced executives and other key employees whose knowledge, skills and performance are crucial to our success	• Base salary • Annual cash bonus opportunities • Long-term incentives, including equity based performance and service based awards • Benefits

•
Align our executives with shareholders to help ensure that the compensation paid to our executive officers (1) correlates with financial performance (“pay for performance”) and (2) motivates our executive officers to achieve short-term and long-term Company goals intended to increase shareholder value. Our objective is to motivate our executive officers to achieve short-term and long-term Company goals by providing:
o
Short-term annual incentives with bonuses based on objective goals focused on operating performance
o
Long-term incentives that reward achievement of long-term strategic initiatives through the use of performance based stock units and service-based equity awards
• Annual cash bonus opportunities • Long-term incentives, including equity based performance and service based awards

Result of 2025 Advisory Vote on Executive Compensation

At our 2025 Annual Meeting of Shareholders, 96.6% of the votes cast on the Say-on-Pay proposal were voted in favor of the proposal. The CMD Committee takes into account each year’s Say-on-Pay vote results in determining the components of executive compensation and viewed the 2025 results as evidencing strong shareholder alignment with the current structure and recent results of our executive compensation programs.

2026 Advisory Vote on Executive Compensation

We are presenting the following advisory resolution, which gives you, as a shareholder, the opportunity to endorse or not endorse our executive compensation program by voting “FOR” or “AGAINST” approval of the resolution:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company's proxy statement for its 2026 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules in Item 402 of SEC Regulation S-K (including the 'Compensation Discussion and Analysis,' compensation tables, and related notes and narrative discussion), is hereby APPROVED on an advisory basis.”

Although the vote on this advisory resolution is non-binding, the CMD Committee and the Board value our shareholders’ opinions and will review the results of the vote and take those results into account when considering future decisions concerning our executive compensation programs. Our advisory Say-on-Pay vote occurs annually, with the next advisory vote expected to occur at our 2027 Annual Meeting of Shareholders.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy and entitled to vote on the proposal is required to approve the advisory resolution on the compensation of our NEOs. A properly executed proxy marked "abstain" with respect to Proposal 2 will not be voted with respect to the proposal. Accordingly, for purposes of Proposal 2, abstentions will be counted in determining the required vote and will have the effect of a vote "against" the advisory resolution.

The Board of Directors unanimously recommends that you vote “FOR” Proposal 2

2026 Proxy Statement | 25

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

In this section, we describe the material components of our 2025 executive compensation programs for our NEOs whose compensation for 2025 is set forth in the Summary Compensation Table and other compensation tables, notes, and narrative contained in this Proxy Statement.

Aaron Schapper	President and Chief Executive Officer
Samantha Rutty(1)	Executive Vice President and Chief Financial Officer
Grant Fitz(2)	Former Executive Vice President and Chief Financial Officer
Dan Hoehn(3)	Interim Chief Financial Officer, Vice President and Corporate Controller
Jeff Baker	President, Distribution

(1)
Ms. Rutty was appointed Executive Vice President and Chief Financial Officer effective September 22, 2025.
(2)
Mr. Fitz served as Executive Vice President and Chief Financial Officer until his resignation effective May 2, 2025.
(3)
Mr. Hoehn served as Interim Chief Financial Officer from May 2, 2025 through September 22, 2025.

Overview

Compensation Philosophy

The CMD Committee believes that the Company’s NEOs should be paid in a manner that seeks to attract the best-available talent, drives performance, provides appropriate sensitivity to risk, and encourages and rewards increases in shareholder value. This philosophy is achieved through the Company’s base salary, annual bonus opportunity, long-term incentive program and other benefits, which are described in greater detail in this Proxy Statement. Myers’ NEOs are also compensated in a manner consistent with the Company’s strategy, competitive practice, sound compensation governance principles, and shareholder interests.

The CMD Committee’s goals are to:

•
Attract and retain talented and experienced executives and other key employees whose knowledge, skills and performance are crucial to our success
•
Ensure that the actual compensation paid to our executive officers correlates with Company performance (“pay for performance”)
•
Motivate our executive officers to pursue, and reward them for achieving, short-term and long-term Company goals that are intended to deliver long-term shareholder value

Our Strategy and Pay for Performance Approach to Executive Compensation

The Company’s compensation program is designed to compensate the Company’s NEOs in a manner consistent with the Company’s near and long-term strategic vision. The Company’s compensation program seeks to achieve this through the mixture of base pay, short and long-term incentives, and the provision of other benefits. Base pay and other benefits provide appropriate compensation to attract and retain talent. Short-term incentives are tied to the achievement of Company growth with targets intended to advance the long-term strategic vision of the Company. Long-term incentives provide executives with an ownership stake in the Company (emphasizing the “act like owners” principle of the Company) and help drive long-term value creation. For example, vesting of our 2025-27 performance-based long-term incentive awards will be based on the Company’s three-year cumulative adjusted earnings per share, subject to a relative TSR modifier, which are performance metrics intended to motivate and reward our executives for increasing shareholder value and returns while promoting the Company’s long-term interests consistent with our strategic goals.

2025 Business Summary

In March 2025 we launched our “Focused Transformation” program to establish a culture of accountability, create clear strategies to improve profitability, control costs by committing to deliver annualized cost savings of $20 million by year-end 2025, and invest in growth while returning cash to shareholders.

In making meaningful progress toward these four goals, 2025 was an inflection point for Myers Industries.

26 | Myers Industries, Inc.

First, we aligned our incentive plans to drive business unit performance and create accountability across the organization. Second, as a result of a strategic review, we made the significant decision to sell Myers Tire Supply. Further, we idled two of our nine rotational molding facilities to improve utilization. By year end, we delivered our annualized cost savings of $20 million, primarily in SG&A, by reducing expenses while also optimizing organizational efficiency. Finally, through 2025, we balanced investing in growth with returning $23 million in cash to shareholders through dividends and opportunistic share repurchases.

On March 5, 2026, we announced our financial results for the full year ended December 31, 2025, including the following full-year highlights compared to our prior year's results:

Full Year 2025 Financial Highlights vs. Prior Year

•
Net sales of $825.7 million compared with $836.3 million
•
Gross margin of 33.4%, up 100 basis points
•
GAAP net income per diluted share of $0.93 compared with $0.19
•
Adjusted earnings per diluted share of $1.10 compared with $1.04
•
Adjusted EBITDA of $124.2 million, compared to $122.2 million
•
Cash flow provided by operations of $86.8 million and free cash flow of $67.2 million
•
Reduced total debt by $31.0 million

The Company uses certain non-GAAP measures in this proxy statement. Adjusted operating income, adjusted earnings per share, and adjusted EBITDA are non-GAAP financial measures and are intended to supplement the results provided in accordance with accounting principles generally accepted in the United States. Myers believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in Appendix A to this proxy statement.

Compensation Program Governance

Our success depends largely on the contributions of motivated, focused and energized executives all working to achieve our strategic objectives. The CMD Committee and senior management, with assistance from our independent compensation advisor, develop competitive pay programs for our NEOs and other officers and we follow the basic tenets set forth in the following table:

WHAT WE DO	WHAT WE DON’T DO
Link Pay to Objective Financial Performance	Enter into Executive Employment Contracts
Limited Termination/Change in Control Severance Benefits	Offer Tax Gross-Ups for Change in Control Payments
Grant Awards with Double Trigger Change in Control Provisions	Reprice Underwater Options
Impose Robust Stock Ownership Guidelines	Allow Cash Buyouts of Underwater Options
Retain an Independent Compensation Advisor	Permit Short Sales by Directors, Officers, or Employees
Tally Sheets to Evaluate and Monitor NEO Compensation	Offer Significant Executive Perquisites
Maintain a Clawback Policy	Allow Hedging or Pledging of Company Stock
Conduct Annual Risk Assessment of Compensation Programs	Provide Gross-ups on Severance Benefits
Use Different Metrics for Short- and Long-term Incentive Plans

2026 Proxy Statement | 27

Elements of 2025 Compensation

Our executive compensation program elements (base salary, annual bonus, long-term incentives and benefits) are designed to provide an integrated and competitive total pay package. A majority of the compensation package for our NEOs is performance-based and the metrics are focused on paying for growth.

Description of Compensation Elements

Our 2025 executive compensation program was designed to reinforce the relationship between the interests of our NEOs and our shareholders and included three primary components: base salary, annual cash bonus and long-term incentives. Objectives and key characteristics of each element of our 2025 executive compensation program are summarized below:

Type of Pay & Form		Performance Periods	Objectives

Fixed	Base Pay (cash)	1 year

• Compensation for job performance

• Recognizes individual skills, competencies, and experience

• Generally determined based on an individual’s time in the position, experience, performance, future potential, external market conditions, and peer benchmarking

• May be influenced/changed as a result of changes in the executive’s responsibilities, an assessment of annual performance, our financial management, and/or external market data relating to base pay practices of peers

At Risk	Annual Bonus (cash)	1 year

• Variable cash compensation with 100% tied to the achievement of annual corporate operational goals established by the CMD Committee each fiscal year to align with corporate strategic goals (for 2025, the Company’s achievement of budgeted adjusted EBITDA)

• Aligns interests of executives with shareholders, with amount earned dependent on Company performance objectives designed to enhance shareholder value

	Long-Term Incentives (50% PSUs & 50% RSUs)	3 years

• Motivates and rewards leaders for increasing shareholder value and returns while promoting our long-term interests consistent with strategic goals

• Reflects the belief that a significant component of executive compensation should be at risk where the amount earned depends on achieving long-term Company performance objectives designed to enhance shareholder value (for awards in 2025, the Company’s three-year cumulative adjusted earnings per share, subject to a relative TSR modifier)

• Helps build executive stock ownership consistent with our stock ownership objectives

• Encourages retention of executive management team through multi-year vesting

28 | Myers Industries, Inc.

CEO and CFO Target Compensation Mix

We believe in linking pay for performance. The following graphs illustrate the percentages of total target direct compensation of our CEO and CFO attributable to their base salary, target bonus, and target long-term incentives in effect as of December 31, 2025. As illustrated below, the majority of our most senior executives’ compensation is at risk and subject to delivery based on achieving objective financial results (80% of our CEO’s target compensation and over two-thirds of our CFO’s target compensation).

Overview of How We Determine Compensation

The Company believes its practices are consistent with the practices of a company of its size, reflect best practices regarding the governance of executive pay programs and reflect the executive pay program’s objectives of delivering competitive and appropriate pay aligned with our shareholders’ interests. The CMD Committee refers to market data to benchmark and help establish pay opportunities for the NEOs that are competitive for a company of our size in our industry, and for the role and experience of the individual executive. The CMD Committee generally considers a range around the market median when establishing compensation levels for the NEOs.

As part of its annual review and consideration of the benchmarking process used to assess the Company’s pay levels and pay programs for its executives, the CMD Committee and its independent compensation consultant conduct an executive compensation market analysis that draws from third-party compensation surveys and publicly available data for a group of peer companies (“Compensation Peer Group”). The CMD Committee annually reviews the Compensation Peer Group, with input from the Committee’s independent compensation consultant, to evaluate whether the composition of the group remains relevant for the ensuing calendar year, with consideration of certain quantitative and qualitative criteria, including: (1) companies within approximately 50% to 200% of the Company’s revenue, (2) companies operating within the Company’s industries and end-markets, and (3) companies with similar focus and/or business complexity. Due to the difficulty of finding direct publicly-traded peers of our size, the CMD Committee regards the Company’s comparison to these companies only as reference points in establishing pay levels. Additionally, survey data from Willis Towers Watson is used as an additional reference point using similar quantitative and qualitative criteria to establishing the Compensation Peer Group. Our CMD Committee does not seek to establish any specific benchmark in reference to these companies or to require changes in our executive compensation to match changes in these companies’ compensation.

2026 Proxy Statement | 29

In mid-2024, the CMD Committee reviewed the composition of 2024 Compensation Peer Group with input from the Committee’s independent compensation consultant. Based on that review, the Committee adjusted the Compensation Peer Group for 2025 executive compensation benchmarking purposes by eliminating Chart Industries, Inc. due to a recent acquisition resulting in an increase in size beyond the intended top range of the group. Otherwise, the CMD Committee maintained the remaining companies comprising the 2025 Compensation Peer Group, as follows (based on most recent publicly available information):

$ in millions

Company Name	Industry	Revenue	Market Cap

Quaker Houghton	Chemicals	$1,889	$2,160
Dorman Products, Inc.	Auto Parts & Equipment	$2,130	$3,610
Alamo Group Inc.	Construction Machinery & Heavy Trucks	$1,629	$2,061
Barnes Group Inc.(1)	Machinery	$1,450	$1,791
Astec Industries, Inc.	Machinery	$1,410	$1,420
EnPro Industries, Inc.	Machinery	$1,143	$4,760
Commercial Vehicle Group, Inc.	Construction Machinery & Heavy Trucks	$723	$84
Stoneridge, Inc.	Auto Parts & Equipment	$908	$153
Esco Technologies	Aviation & Space Filtration & Fluid Control	$1,160	$5,450
TriMas Corporation	Industrial Machinery	$1,042	$1,570
The Shyft Group, Inc.(2)	Specialty Vehicle Mfg. and Assembly	$786	$347
Helios Technologies, Inc.	Machinery	$806	$1,268
Standex International Corporation	Diversified Global Manufacturing	$790	$2,550
Columbus McKinnon Corporation	Motions Solutions Manufacturing	$963	$484
Douglas Dynamics, Inc.	Commercial Truck Attachments Mfg	$656	$752
Lindsay Corporation	Agricultural & Farm Machinery	$676	$1,490

(1)
Barnes Group Inc.'s revenue and market cap information was as of December 31, 2023, its last reporting fiscal year. Barnes Group Inc. was acquired by Apollo Global Management, Inc. and was de-listed on January 27, 2025. It subsequently announced it will not release its fiscal year 2024 results.
(2)
The Shyft Group, Inc.'s revenue and market cap information was as of December 31, 2024, its last reporting fiscal year. The Shyft Group, Inc. was acquired by Aebi Schmidt Group and was de-listed on July 1, 2025. It subsequently announced it will not release its fiscal year 2025 results.

In mid-2025, the CMD Committee conducted its annual review of the composition of the Compensation Peer Group with input from the Committee’s independent compensation consultant and, based on that further review, determined to eliminate Barnes Group, Inc. from the peer group for 2026, due to that company's acquisition by Apollo Management and no longer remaining a publicly listed company. The CMD Committee may consider further updates to be more reflective of the Company following the intended divestiture of the Distribution business in early 2026.

Consistent with the objectives of our executive pay philosophy of attracting and retaining a talented and experienced executive management team and other key employees, paying for performance, motivating our executive officers to achieve short-term and long-term Company goals that are intended to enhance shareholder value, and rewarding executives whose knowledge, skills, and performance are crucial to our success, actual compensation may be above or below the median for executives in similar roles at companies of similar size and complexity, depending on an evaluation of several factors including, but not limited to, time-in-position, experience, performance, and future potential. We believe this approach is appropriate as it is intended to attract and retain key executives, but does not position our compensation costs out of line with expected or actual performance.
30 | Myers Industries, Inc.

Compensation Decision-Making

Timeline and Essential Components of Compensation Decision-Making

The CMD Committee oversees our executive compensation plan and policies, administers our equity plans, and approves all compensation for our NEOs. Portions of the CMD Committee’s annual agenda items are summarized below:

Late Winter/Early Spring

• Approve payouts for prior year’s annual incentive plan	• Approve current year’s long-term incentive plan design, metrics, and payout goals

• Approve vesting and payouts of long-term incentive awards for prior performance period	• Approve annual grants of long-term incentive awards, including target award levels for NEOs and pool for all equity awards

• Approve current year’s annual incentive plan design, metrics, and payout goals	• Review proxy advisory firms’ pay for performance reports, feedback, and proxy recommendations

• Review executive compensation levels

Summer	Fall

• Review the results of the Company’s “Say-on-Pay” vote (and any other compensation-related items voted upon at the annual meeting)	• Review annual and long-term incentive plan designs and performance metrics

• Review overall compensation program and consider any structural changes	• Review and approve director compensation levels and practices

• Review executive officer tally sheets

• Review compensation peer group

2026 Proxy Statement | 31

Parties Involved in Compensation Decision-Making

Role of CMD Committee
•
Four independent directors currently comprise our CMD Committee, which is responsible for overseeing our executive pay plans and policies, administering our equity plans and approving all compensation for our NEOs

• The CMD Committee routinely requests information from senior management regarding the Company’s performance, pay and programs to assist it in its actions
• The CMD Committee has the authority to retain outside advisors as needed to assist it in reviewing and modifying the Company’s programs and providing competitive pay levels and terms
• In arriving at its decision on NEO compensation, the CMD Committee takes into account the shareholder “say-on-pay” vote results at the previous annual meeting of shareholders
•
The CMD Committee annually reviews and establishes the goals used for our annual and long-term incentive plans. The CMD Committee assesses the performance of the CEO. Based on this evaluation, the CMD Committee then recommends the CEO’s compensation for the next year to the Board for its consideration and approval

• The CMD Committee reviews the CEO’s compensation recommendations for the CFO and other NEOs, providing appropriate input and approving final awards
• Finally, the CMD Committee provides guidance and final approval to the CEO with regard to the determination of the compensation of other key executives
Role of Senior Management	• The Company’s management serves in an advisory or support capacity as the CMD Committee carries out its charter regarding executive compensation oversight
• The Company’s CEO and Senior Vice President of Human Resources typically participate in meetings of the CMD Committee but are excused during executive sessions, which are held at every meeting
• The Company’s CFO may participate as necessary or at the CMD Committee’s request
•
The Company’s management normally provides the CMD Committee with information regarding the Company’s performance with respect to financial metrics and information regarding executives who participate in the Company’s various plans. Such data is usually focused on the executives’ historical pay and benefit levels, plan costs, context for how programs have changed over time and input regarding particular management issues that need to be addressed. In addition, management normally furnishes similar information to the CMD Committee’s independent compensation advisor

• Management provides input regarding the recommendations made by the CMD Committee’s independent advisors or the CMD Committee
• Management implements, communicates and administers the programs approved by the CMD Committee and reports back on any questions, concerns or issues
•
The CEO annually provides an evaluation of the performance of the Company and its NEOs. Based on these evaluations, the CEO provides the CMD Committee with recommendations regarding the pay for such executives for its consideration, input, and approval. The CMD Committee authorizes the CEO to establish the pay for the Company’s executives and other senior management based on terms consistent with those used to establish the pay of the NEOs. Members of management present at meetings when pay is discussed are excused from such discussions when the CMD Committee focuses on his or her individual pay

32 | Myers Industries, Inc.

Role of Independent Compensation Advisor	• The CMD Committee has the authority to retain independent advisors and compensation consultants to assist in carrying out its responsibilities
• The CMD Committee has engaged Semler Brossy as its independent compensation adviser since 2017
• Semler Brossy’s lead consultants report directly to the CMD Committee Chair, who approves Semler Brossy’s annual work plan
• The lead consultants interact directly with the CMD Committee on a regular basis and with management as needed to complete work requested by the CMD Committee
• Semler Brossy did not provide any other services to the Company during 2025 and received no compensation other than for services provided to the CMD Committee
• The work of Semler Brossy has not raised any conflicts of interest and Semler Brossy annually confirms its independence to the CMD Committee

Compensation Elements in 2025

Base Salary

Base salary provides a fixed element of compensation that competitively rewards our NEOs’ individual skills, competencies, experience and performance. Additionally, the base salaries provide our NEOs with income regardless of the Company’s stock price performance, which acts as a risk-balancing measure in that it helps to avoid incentives to create short-term stock price fluctuations. Furthermore, it helps mitigate elements beyond the control of the Company, like general economic and stock market conditions unrelated to Company performance.

The Company does not have written employment agreements specifying levels of base compensation for our NEOs. The Board and CMD Committee annually review the performance of the CEO and the CEO’s corporate goals and objectives and, in connection with this review, may approve a merit-based increase to the CEO’s base salary, as well as a market-based adjustment if determined to be appropriate based on competitive benchmark input from the CMD Committee’s independent compensation consultant.

For the other NEOs, base salary adjustments are recommended by the CEO to the CMD Committee, which evaluates such adjustments based on the Company’s performance, the individual NEO’s scope of work and performance, and competitive benchmarks provided by the independent consultant to the CMD Committee. Based on the Company's performance in calendar year 2024, management recommended, and the CMD Committee determined, to maintain the levels of 2024 base salaries of NEOs for the 2025 calendar year without increase.

The base salaries established in 2025 for all NEOs and the percentage increases from their 2024 base salaries, if any, are shown in the following table and reflect considerations consistent with the foregoing. The base salary for Mr. Hoehn reflects the amount established for calendar year 2025 but does not include supplemental monthly payments of $8,000 that he received during the period of his service as Interim Chief Financial Officer in 2025. The CMD Committee, with input from its independent compensation consultant, approved the supplemental payments in recognition of the additional responsibilities associated with the interim role. The 2025 base salaries for Mr. Baker and Mr. Hoehn do not include bonuses they each received in connection with a retention program implemented by the Company in 2024 to encourage certain management personnel to remain employed by the Company during the transition period from our prior CEO to Mr. Schapper, as further described under "2024-25 Retention Program."

2026 Proxy Statement | 33

2025 NEO Base Salaries and Adjustments

Name	% Increase	Base Salary

Aaron Schapper(1)	N/A	$800,000
Samantha Rutty(2)	N/A	$450,000
Grant Fitz	0.0%	$494,400
Dan Hoehn(3)	2.5%	$304,072
Jeff Baker	0.0%	$397,127

(1) Mr. Schapper was appointed President and Chief Executive Officer effective January 1, 2025 - his base salary was established as of that date.

(2) Ms. Rutty was appointed Executive Vice President and Chief Financial Officer effective September 22, 2025 - her base salary was established as of that date.

(3) Mr. Hoehn served as Interim Chief Financial Officer from May 2, 2025 through September 22, 2025.

Annual Short-Term Incentives

The Company’s annual incentive plan is a cash-based incentive plan in which our NEOs, along with certain other senior level employees, participate. The annual incentive plan was intended to reward management primarily for achieving targeted levels of adjusted EBITDA based on the Company’s 2025 financial plan.

Annual Bonus Metrics

Our 2025 annual bonus program for corporate level NEOs, as was the case for 2022 through 2024, was based on achievement of adjusted EBITDA targets consistent with the Company’s annual financial plan for 2025, as described further below under “Annual Bonus Performance – 2025 Objectives and Achievements.” Use of this objective financial measure was determined to be consistent with how our corporate level executive team managed key performance of the Company, and was intended to incentivize management to provide value to Company stakeholders. For Mr. Baker, as an NEO with responsibility over the Distribution segment of the Company, his short-term incentive compensation opportunity for 2025 was based on a mix of levels of adjusted EBITDA targets of the Company and the Distribution business, as described further below in "Annual Bonus Performance - 2025 Objectives and Achievements."

Annual Bonus Performance – 2025 Objectives and Achievements

The CMD Committee annually approves a target bonus opportunity for each NEO in the first quarter of each calendar year. Objective performance targets were established for achieving certain levels of adjusted EBITDA. For NEOs with corporate level responsibilities (for example, our CEO and CFO), their bonus opportunities were based solely on Company consolidated adjusted EBITDA targets. For Mr. Baker, his bonus opportunity was based 25% on the Company’s consolidated adjusted EBITDA targets and 75% on adjusted EBITDA targets for the Distribution business. As part of the annual bonus performance goal-setting process, the Board annually reviews and approves management’s business and financial plans for the Company and its businesses, and the CMD Committee reviews the proposed performance goals, with minimum and maximum ranges of payouts intended to appropriately compensate our executives for results that exceed or fall short of target expectations. Bonuses can range from 0% to 200% of the target opportunity depending on actual performance, a practice determined to be consistent with the range of annual bonus opportunities of other peer companies.

Goals are intended to reward for growth and business performance, consistent with the Company’s strategies, and motivate management with additional compensation opportunities without encouraging excessive risk-taking. We reward our executives with higher levels of cash compensation for results that substantially exceed target results. Conversely, we pay relatively lower levels of cash compensation for results that fail to meet minimally acceptable performance expectations.

For our consolidated 2025 bonus plan, we established a target bonus payout of 100% for achieving budgeted adjusted EBITDA of $129.0 million. The 2025 plan provided for a threshold 50% payout at 80% of plan, or $109.6 million, and a maximum payout of 200% at 160% of plan, or $206.4 million.

The table below shows the Company’s 2025 consolidated EBITDA targets and our 2025 and 2024 actual results, as adjusted for certain nonrecurring items as approved by the CMD Committee, and the impact on our annual incentive plan payout percentage:

34 | Myers Industries, Inc.

	Fiscal Year 2025 Consolidated Goals
Performance Metric	Threshold (50%)	Target (100%)	Maximum (200%)	2025 Actual Results	2025 Actual Results	2024 Actual Results	2024 Payout (% of target)
Adjusted EBITDA ($ in millions)	$109.6	$129.0	$206.4	$124.2	87.5%	$122.4	0.0%

For Mr. Baker, 25% of his target 2025 bonus opportunity was based on the Company’s consolidated adjusted EBIDTA performance, while 75% of his target opportunity was based on adjusted EBITDA levels of the Distribution business. The target opportunity was based on the 2025 budget for the Distribution business, with a threshold payout of 75% at achievement of 85% of the plan, and a maximum payout of 200% based on 198% of plan, all as shown in the table below:

	Fiscal Year 2025 Distribution Goals
Performance Metric	Threshold (75%)	Target (100%)	Maximum (200%)	2025 Actual Results	2025 Payout (% of target)
Adjusted EBITDA ($ in millions)	$7.9	$9.3	$18.4	$5.1	21.9%

Based on the foregoing targets and our 2025 consolidated financial results and, with respect to Mr. Baker, the financial results of the Distribution segment, the bonuses earned by our NEOs for calendar year 2025 are shown in the table below:

Name	Target Award (% of Base)	Objective Metric Achievement (% of Target)	Earned Award Amount
Aaron Schapper	100%	87.5%	$700,000
Samantha Rutty(1)	70%	87.5%	$76,269
Grant Fitz(2)	100%	-	$-
Dan Hoehn	40%	87.5%	$106,425
Jeff Baker(3)	75%	21.9%	$65,228

(1) Ms. Rutty's participation was pro-rated based upon her days of employment in 2025 beginning September 22, 2025.

(2) Mr. Fitz became ineligible to receive a 2025 bonus upon his resignation effective May 2, 2025.

(3) Mr. Baker's payout reflects the combination of his opportunity based 25% on the Company's consolidated adjusted EBITDA performance and 75% on adjusted EBITDA of the Distribution business.

Long-Term Incentives

The Company’s long-term incentive plan was established to, among other things, encourage management to drive long-term shareholder value and to align management’s interests with shareholders’ interests, emphasizing the “act like owners” principle of the Company. The long-term incentive plan is intended to motivate and reward leaders for increasing shareholder value and returns. The Company believes the Company’s shareholders and employees are both best served by having our NEOs focused on and rewarded based on the achievement of longer-term results of the Company.

2025 Long-Term Incentive Mix

To accomplish the foregoing goals, the CMD Committee has in recent years awarded our NEOs a mix of service-based and performance-based restricted stock units. The weighting of annual grants of long-term equity incentives in 2025 for our CEO and other NEOs was as follows:

•
50% Weighting: Long-term performance restricted stock units intended to reward our executives for achieving financial goals over a multi-year period. Our long-term performance restricted stock units typically vest at the end of three years based on achievement of pre-established financial metrics over three calendar years.
•
50% Weighting: Service-based restricted stock units help retain our key executives. Restricted stock units also align our executives with the total returns earned by our investors. Our service-based restricted stock unit grants vest ratably over three years, conditioned on continued employment at each vesting date, providing a strong executive retention device.

2026 Proxy Statement | 35

2025 Long-Term Incentive Target Opportunities

The target long-term incentive opportunity for each NEO is based on a percentage of their respective base salaries, as determined annually by the CMD Committee with input from management and Semler Brossy (with reference to the benchmarking analysis review). The target total long-term incentive opportunities for our NEOs in 2025 are described in the table below. However, for our NEOs who were employed at the time of our annual grants late in the first calendar quarter of 2025, the number of shares underlying each of those grants were determined based on an assumed share value of $16.00, which was an amount recommended by management and approved by the CMD Committee to approximate the average share value during calendar year 2024 rather than the lower share value at the time of the grants. This also explains the difference between the grant date fair values reflected in the Summary Compensation Table for the 2025 equity-based awards and the target award amounts reflected in the table below.

Name	Base Salary	Target Award (% of Base)	Target Award Amount
Aaron Schapper	$800,000	313%	$2,500,000
Samantha Rutty(1)	$450,000	140%	$630,000
Grant Fitz(2)	$494,400	125%	$618,000
Dan Hoehn(3)	$304,072	40%	$121,629
Jeff Baker	$397,127	100%	$397,127

(1) Upon the commencement of Ms. Rutty's employment on September 22, 2025, she received an award of performance restricted stock units with a target value of $315,000, subject to the same vesting criteria as other NEOs for the 2025 long-term incentive program, and an award of service-based restricted stock units with a grant date value of $315,000, subject to vesting in two equal amounts on the first two anniversaries of the grant date.

(2) Mr. Fitz forfeited his 2025 long-term incentive grants upon his resignation effective May 2, 2025.

(3) Mr. Hoehn's target long-term incentive opportunity was based on his base salary in effect for 2025 and did not include the supplemental monthly payments he received in connection with his additional duties as the Company’s interim Chief Financial Officer from May 2, 2025 through September 22, 2025.

2025 Long-Term Incentive Performance Metrics

Beginning in 2021, the performance metric used in our performance-based long-term incentive awards has been based on achievement of target levels of three-year cumulative adjusted EBITDA, subject to a modifier based on the Company’s relative total shareholder return over a three-year performance period (“rTSR”). The rTSR modifier is based on the Company’s three-year TSR performance relative to companies in the S&P 600 Materials and in the S&P 600 Industrials industry sectors, and is used only to either increase by 25% the percentage payout based on EBITDA performance if the Company’s rTSR is at or above the 75th percentile of the companies in those sectors over the performance period, or to decrease by 25% the percentage payout based on EBITDA performance if the Company’s rTSR is below the 25th percentile of the companies in those sectors over the performance period. If the Company’s rTSR is at or above the 25th percentile but does not reach the 75th percentile, there is no adjustment to the payout otherwise determined by cumulative adjusted EBITDA performance.

In 2024, the CMD Committee determined to (i) replace the three-year cumulative adjusted EBITDA metric with three-year cumulative adjusted EPS, and (ii) retain the rTSR modifier. The use of three-year target levels of cumulative adjusted EPS and the rTSR modifier were determined by the CMD Committee with input from the Committee’s independent compensation consultant and management. The change from cumulative adjusted EBITDA targets to cumulative adjusted EPS targets was made to better align with the Company’s strategy, drive consistent performance over time toward achieving objective financial metrics with strong alignment with shareholder value, and to more effectively correlate this performance to compensation.

For 2025, the CMD Committee continued the use of three-year cumulated adjusted EPS as the primary performance metric, with the rTSR modifier, for our performance based long-term incentive awards. The target level of three-year cumulative adjusted EPS for a payout of 100% was based on the Company’s 3-year plan, the threshold level of a 50% payout was based on approximately 80% of plan, and the maximum level of 150% payout was based on approximately 120% of plan. The 150% maximum payout level was a one-time decrease from our usual 200% as a means of managing share usage under our 2024 stock incentive plan. The threshold, target, and maximum levels of cumulative adjusted EPS for the 2025-2027 performance-based long-term incentive awards will be disclosed in our 2028 proxy statement following completion of the three-year performance period and determination of vesting amounts based on our performance during that period.

36 | Myers Industries, Inc.

2023 Long-Term Incentive Performance Awards for 2023-2025 Performance Period – Objectives and Achievements

As noted above, from 2021 through 2023, the CMD Committee determined to base our performance-based long-term incentives on achievement of target levels of three-year cumulative adjusted EBITDA, subject to a modifier based on the Company’s three-year rTSR. The three-year target levels of cumulative adjusted EBITDA and the manner of application of the rTSR modifier for our 2023-2025 performance-based long-term incentive awards were established with input from management and the CMD Committee’s independent compensation consultant. Additionally, these metrics were used by management to assess the operating performance of the business over the three-year performance period. For the three-year performance period from 2023 through 2025, the Company achieved the cumulative EBITDA result, as adjusted to reflect certain nonrecurring items approved by the CMD Committee, reflected in the table below. The cumulative adjusted EBITDA goals and our actual performance for our 2023-2025 performance-based long-term incentive awards are set forth below ($ in millions). Although the Company’s rTSR for the period exceeded the 25th percentile of the combined index groups, our three-year cumulative adjusted EBIDTA failed to achieve the threshold goal of $414.5 million, so none of our performance-based long term incentive awards for this period vested or were subject to any adjustment based on rTSR.

	2023-2025 Goals and Payout
Metric	Threshold (50%)	Target (100%)	Max (200%)	Actual	Payout %
Cumulative Adjusted EBITDA (in millions)	$414.5	$449.5	$518.5	$343.8	0.0%
Myers rTSR Percentile				33.3%
rTSR Adjustment				N/A

Based on the foregoing, settlement of our NEOs' 2023-2025 long-term incentive performance awards was as follows:

	Number of PSUs/Shares
Name	Target (100%) PSUs	Shares as Settled
Aaron Schapper(1)	N/A	N/A
Samantha Rutty(2)	N/A	N/A
Grant Fitz(3)	0	0.0%
Dan Hoehn	3,338	0.0%
Jeff Baker	11,154	0.0%

(1) Mr. Schapper became President and Chief Executive Officer on January 1, 2025, so he did not receive a 2023-25 PSU award.

(2) Ms. Rutty became Executive Vice President and Chief Financial Officer on September 22, 2025, so she did not receive a 2023-25 PSU award.

(3) Mr. Fitz forfeited his 2023-25 PSUs upon his resignation effective May 2, 2025.

2025 Onboarding Awards

Mr. Schapper and Ms. Rutty each received one-time onboarding awards in connection with the commencement of their respective service as Chief Executive Officer and Chief Financial Officer. To align his interests with long-term shareholder interests, Mr. Schapper received 125,000 stock options with a strike price equal to the price of the Company’s common stock on the date of grant of $10.75, subject to three-year pro rata vesting on the first three anniversaries of the grant date. To ameliorate the loss of certain incentive awards forfeited by Ms. Rutty upon joining the Company, Ms. Rutty received a cash award in the amount $580,000 payable in two equal installments, on the first payroll date following her start date of September 22, 2025, and on the first payroll date following the six month anniversary of her start date, subject to her continued employment through that date

2024-25 Retention Program

In September of 2024, following the Company’s announcement of a search for a successor Chief Executive Officer, the CMD Committee reviewed, with the advice of Semler Brossy, and approved a retention program recommended by management to encourage certain officers of the Company to remain employed by the Company during the CEO search and transition period to help provide stability at the Company. Participants in the program were eligible to receive a one-time bonus if they remained employed by the Company for one year from commencement of the program, in an amount based on a percentage of their base salary.

2026 Proxy Statement | 37

Mr. Baker’s retention bonus opportunity was based on 75% of his base salary. Mr. Hoehn’s retention bonus opportunity initially was based on 50% of his base salary, but in recognition of his additional duties as Interim Chief Financial Officer his opportunity was increased to 75%. In September 2025, Mr. Baker received a retention bonus of $293,250 and Mr. Hoehn received a retention bonus of $222,750.

Other Compensation Policies and Practices

Senior Officer Severance Plan

In 2020, the CMD Committee first recommended and the Board approved adoption of a Senior Officer Severance Plan (“Severance Plan”) to provide certain severance benefits for senior officers determined to be eligible to participate in the Severance Plan, including severance benefits in the event of certain terminations of employment, including in connection with a change in control of the Company. The Severance Plan is in lieu of any executive employment, severance, or change in control agreements and provides consistency in the levels of termination benefits available to our most senior officers as determined by the CMD Committee from time to time to be eligible for participation in the Severance Plan. For a summary of the benefits available to our NEOs in 2025 under the Severance Plan as amended, see the description under Severance Arrangements upon Termination Including Change in Control in this Proxy Statement.

Other Benefits

NEOs participate in broad-based benefit plans that are available to other employees. These benefits are not tied to individual or Company performance, which is the same approach used for other employees. Moreover, changes to executives’ benefits reflect the changes to the benefits of other employees.

The Company’s NEOs participate in the following broad-based benefit plans that provide basic health, life, and income security:

•
The Company maintains qualified and nonqualified retirement programs in which our NEOs are eligible to participate. NEOs participate in our qualified retirement plan, a tax-qualified 401(k) plan under which all participants are eligible to receive matching contributions from the Company on the same terms as all other employees. The Company matching contribution is 100% of the first 3% contributed by a participant plus 50% of the next 2% contributed, for a total of up to 4% match on a participant’s compensation up to federal limits.
•
Each of our NEOs is eligible to participate in our Executive Nonqualified Excess Plan (“Nonqualified Deferred Compensation Plan”), which is a nonqualified retirement savings plan that allows for deferrals above the IRS limits on qualified plans. This plan is intended to restore compensation benefits that would have been earned under the tax-qualified 401(k) plan but for certain limitations imposed by the federal tax laws. Participating officers are at all times 100% vested in their voluntary deferrals. The Company may also provide matching or discretionary credits to the accounts of eligible officers, as determined by the Company in its sole discretion. The CMD Committee believes that maintaining this Nonqualified Deferred Compensation Plan helps to maintain the competitiveness of our entire executive retirement benefits.
•
NEOs also participate in broad-based benefit plans that are available to all employees, including health insurance and life and disability insurance.

The Company provided no perquisites to our NEOs in 2025 other than reimbursement of annual executive physicals and, with respect to Mr. Schapper, a temporary housing reimbursement for the first 12 months of his employment and reimbursement of $15,000 in legal fees incurred in connection with his onboarding.

Clawback Policy

The Company maintains a Clawback Policy, as required by Section 303A.14 of the NYSE Listed Company Manual, that provides for the recovery of “erroneously awarded” incentive based compensation if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the federal securities laws. The Clawback Policy is administered by the CMD Committee and applies to current and former executive officers as described in the Clawback Policy.

38 | Myers Industries, Inc.

Stock Ownership Guidelines

A key objective of our compensation program generally and our long-term equity-based incentives particularly is to encourage stock ownership by Company insiders. We have maintained Stock Ownership Guidelines since 2010 under which our NEOs and non-employee directors are expected to hold specified amounts of our common stock, as follows:

•
CEO: 5X annual base salary
•
CFO: 3X annual base salary
•
Vice Presidents and Presidents of Business Units: 1X annual base salary
•
Non-Employee Directors: 5X annual cash Board retainer

NEOs and non-employee directors have five years to attain the ownership requirement after becoming subject to the guidelines. In determining stock ownership for purposes of our ownership guidelines, shares owned outright, including shares owned jointly with a spouse or separately by a spouse and/or children that live in the NEO’s household, vested and unvested time-based restricted stock and stock unit awards, vested stock options, and non-employee director deferred stock units, are counted (although none of our NEOs had vested stock options at December 31, 2025). As of December 31, 2025, (i) neither Mr. Schapper nor Ms. Rutty had been in their positions for five years; (ii) Mr. Fitz was no longer subject to our ownership guidelines; (iii) Mr. Hoehn was not subject to our ownership guidelines; and (iv) Mr. Baker was in compliance with our ownership guidelines.

2026 Proxy Statement | 39

Risk Assessment of Compensation Practices

In the design and approval of the Company’s executive compensation program, the CMD Committee considers risks that may be inherent in the program but has designed the program to guard against excessive risk taking. The following are some features of the compensation program that are designed to help the Company manage compensation-related risk:

•
Using a variety of vehicles for providing compensation, including salary, bonus, and equity-based compensation, comprised of cash and equity based incentives with different vesting periods, which act to focus executives on specific objectives under the Company’s business plan while creating alignment with shareholders
•
Providing a mixture of fixed and variable, annual and long-term, and cash and equity compensation to encourage behavior and actions that are in the long-term interests of the Company and our shareholders
•
Placing an emphasis on performance-based awards more than service-based awards to further align the interests of our employees with those of our shareholders
•
Establishing, and reviewing on an annual basis, base salaries to be consistent with an employee’s responsibilities
•
Diversifying incentive-based risk by using differing performance measures, including Company financial performance
•
Determining and awarding incentive award grants based on a review of multiple indicators of performance that diversify the risk associated with any single indicator of performance

As a result, the CMD Committee believes that the design of the Company’s compensation program does not encourage employees to take unnecessary or excessive risks that could harm the Company’s long-term value.

Tax Deductibility

Section 162(m) of the Internal Revenue Code generally places an annual limit of $1 million on the amount of compensation paid to certain “covered employees” (which include NEOs) that may be deducted by the Company. The CMD Committee believes that shareholder interests are best served if it retains discretion and flexibility in awarding executive compensation. Even though some compensation awards may result in non-deductible compensation expenses, the CMD Committee intends to maintain strong pay-for-performance alignment of executive compensation arrangements.

Compensation and Management Development Committee Interlocks and Insider Participation

At the end of fiscal year 2025, the following directors were members of the CMD Committee: Ronald DeFeo (Chair), Jeffrey Kramer, F. Jack Liebau, Jr., and Bruce M. Lisman. None of the CMD Committee members have at any time been an officer or employee of the Company. In the past fiscal year, none of our NEOs have served as a member of the board of directors or compensation committee of any entity that has one or more NEOs serving on the Company’s Board or CMD Committee.

Compensation and Management Development Committee Report on Executive Compensation

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The CMD Committee, in the performance of its duties and responsibilities, has reviewed and discussed with management the information provided under the section titled “Compensation Discussion and Analysis.” Based on discussions with management and our review of the “Compensation Discussion and Analysis” disclosure, we have recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

The foregoing report has been furnished by the current members of the CMD Committee, being:

Ronald DeFeo (Chair), Jeffrey Kramer, F. Jack Liebau, Jr. (Board Chair), and Bruce M. Lisman.

40 | Myers Industries, Inc.

Summary of Cash and Certain Other Compensation

The following table summarizes the compensation paid by us to our named executive officers, as determined in accordance with SEC rules, for the years ended December 31, 2025, 2024, and 2023.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards(2)(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(6)	Total
Aaron Schapper	2025	$775,385	$—	$1,952,344	$402,500	$700,000	$—	$59,000	$3,889,228
President and Chief Executive Officer

Samantha Rutty	2025	$112,500	$ 290,000(1)	$612,381	$—	$76,269	$—	$1,702	$1,092,852
Executive Vice President and Chief Financial Officer

Grant Fitz	2025	$192,383	$—	$482,632	$—	$—	$—	$10,099	$685,114
Former Executive Vice President and Chief Financial Officer	2024	$491,631	$—	$570,830	$—	$—	$—	$25,567	$1,088,028
	2023	$604,615	$—	$1,002,857	$—	$237,244	$—	$15,548	$1,860,264

Dan Hoehn	2025	$302,646	$222,750	$101,221	$—	$106,425	$—	$65,266	$798,308
Interim Chief Financial Officer, Vice President and Corporate Controller

Jeff Baker	2025	$397,127	$293,250	$310,151	$—	$65,228	$—	$36,614	$1,102,370
President, Distribution	2024	$394,903	$—	$366,833	$—	$—	$—	$45,962	$807,697
	2023	$380,606	$—	$368,342	$—	$219,136	$—	$33,434	$1,001,518
	2022	$355,462	$—	$288,825	$—	$342,738	$—	$28,533	$1,015,557
(1)
To ameliorate the loss of certain incentive awards forfeited by Ms. Rutty upon joining the Company, Ms. Rutty received a cash award in the amount of $580,000 payable in two installments. The first was paid on the first payroll date following her start date of September 22, 2025. The second installment will be paid on the first payroll date following the six month anniversary of her start date, subject to her continued employment.
(2)
Amounts shown do not reflect compensation actually received by the executive officers. Instead, the amounts shown are reported at grant date fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification Topic 718, Compensation — Stock Compensation (referred to herein as “FASB ASC Topic 718”). The assumptions used for this calculation are fully described in the footnote titled “Stock Compensation” of the Notes to Consolidated Financial Statements under Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC. The amounts set forth in this column for 2025 include the grant date fair value of performance stock unit awards. The value of the annual performance stock unit awards granted in fiscal year 2025 if the target level of performance is achieved was: Mr. Schapper – $1,040,625, Ms. Rutty – $328,102, Mr. Fitz – $257,249, Mr. Hoehn – $56,863, and Mr. Baker – $165,315. The value of the annual performance stock unit awards granted in fiscal year 2025 if the maximum performance target is achieved was: Mr. Schapper – $2,081,250, Ms. Rutty – $656,205, Mr. Fitz – $514,798, Mr. Hoehn – $113,726, and Mr. Baker – $330,629.
(3)
Amounts in this column for 2025 include the grant date fair value of restricted stock unit awards. Information regarding the restricted stock unit awards granted to our NEOs is set forth in the Grants of Plan Based Awards Table for each respective year. The Grants of Plan Based Awards Table also sets forth the grant date fair value in accordance with FASB ASC Topic 718. The assumptions used for this calculation are fully described in the footnote titled “Stock Compensation” of the Notes to our Consolidated Financial Statements under Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.
(4)
Amount in this column for 2025 includes the grant date fair value of non-qualified stock options. Information regarding the restricted stock unit awards granted to our NEOs is set forth in the Grants of Plan Based Awards Table for each respective year. The Grants of Plan Based Awards Table also sets forth the grant date fair value in accordance with FASB ASC Topic 718. The assumptions used for this calculation are fully described in the footnote titled “Stock Compensation” of the Notes to our Consolidated Financial Statements under Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.
(5)
Amounts in this column represent annual incentive bonuses that were earned during the calendar year indicated and paid in the first quarter of the following year. In addition, Mr. Fitz became ineligible to receive a 2025 bonus upon his resignation from the Company in 2025.
(6)
The amounts set forth in this column include: (i) Company contributions under our 401(k) plan and Nonqualified Deferred Compensation Plan; (ii) executive physicals; (iii) dividends upon vesting of restricted stock awards; (iv) relocation expenses; and (v) for Mr. Hoehn in 2025, supplemental compensation for his service as Interim Chief Financial Officer from May 2, 2025 through September 22, 2025. These benefits are valued based on the incremental costs to the Company and are listed in the following table:

2026 Proxy Statement | 41

	2025	2024	2023
Mr. Schapper
Contributions	$14,000	$—	$—
Executive Physical	—	—	—
Relocation	30,000	—	—
Dividends	—	—	—
Legal Fees	15,000
	$59,000	$—	$—
Ms. Rutty
Contributions	$1,702	$—	$—
Executive physical	—	—	—
Relocation	—	—	—
Dividends	—	—	—
	$1,702	$—	$—
Mr. Fitz
Contributions	$7,226	$13,800	$—
Executive physical	—	4,287	—
Relocation	—	—	15,548
Dividends	2,873	7,480	—
	$10,099	$25,567	$15,548
Mr. Hoehn
Supplemental compensation for interim CFO	$44,000	$—	$—
Contributions	14,832	—	—
Executive Physical	—	—	—
Relocation	—	—	—
Dividends	6,434	—	—
	$65,266	$—	$—
Mr. Baker
Contributions	$15,885	$24,562	$28,934
Executive physical	3,025	—	1,882
Relocation	—	—	—
Dividends	17,704	21,167	2,618
	$36,614	$45,962	$33,434

42 | Myers Industries, Inc.

Grants of Plan Based Awards

The following table contains information concerning the grants of plan based awards to the NEOs in 2025 under the 2024 Plan and the annual incentive plan. The actual value and gains, if any, on an option exercise are dependent upon the future performance of our common stock and overall market conditions. The outstanding and unvested portion of stock awards identified in the table below are also reported in the “Outstanding Equity Awards at Fiscal 2025 Year-End” table below.

Grants of Plan Based Awards During Fiscal Year 2025

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units(3) (#)	Options (#)	Awards ($/Sh)	Award(4) ($)
Aaron Schapper	3/1/2025		800,000	1,600,000
	3/10/2025					78,125	156,250				1,040,625
	3/10/2025							78,125			911,719
	1/2/2025								125,000	10.75	402,500
Samantha Rutty	9/22/2025		87,164	174,329
	9/22/2025					19,221	38,442				328,102
	9/22/2025							19,221			284,279
Grant Fitz	3/1/2025		494,400	988,800
	3/10/2025					19,313	38,626				257,249
	3/10/2025							19,313			225,383
Daniel Hoehn	3/1/2025		121,629	243,258
	3/10/2025					3,801	7,602				56,863
	3/10/2025							3,801			44,358
Jeffrey J. Baker	3/1/2025		297,845	595,691
	3/10/2025					12,411	24,822				165,315
	3/10/2025							12,411			144,836

(1)
Represents potential future payouts for annual cash bonuses. Actual payout amounts were based on results of our adjusted EBITDA for 2025, which fell below the threshold level, so no bonuses were paid to our NEOs with respect to 2025. In addition, Mr. Fitz became ineligible to receive a 2025 bonus upon his departure from the Company in 2025. Annual incentive bonuses with respect to prior calendar years are reflected under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)
Represents awards of performance stock units subject to vesting on March 16, 2028 with payout based on our cumulative adjusted EBITDA over a three-year performance period for the performance period of 2025-2027 and a modifier based on our relative TSR performance over a three-year performance period ending on March 15, 2028. The number of each NEO's performance stock units, granted at the target levels of value for these awards, was determined as follows: (a) for Messrs. Schapper, Fitz, Hoehn, and Baker, their awards were based on their target opportunity and an assumed price per share of $16.00, an amount recommended by management and approved by the CMD Committee to better represent the recent average price of our common stock rather than the lower value at the time of the grants; and (b) for Ms. Rutty, her award was based on her target opportunity and the average closing price of our common stock for the period of 20 trading days ending the day before September 22, 2025, which was $16.61 per share. The grant date fair value of such awards was calculated in accordance with FASB ASC Topic 718 based on the grant date fair value of $13.32 per share per share for all NEOs other than Ms. Rutty and Mr. Hoehn; the grant date fair value for Ms. Rutty's award was $17.07 per share and the grant date fair value for Mr. Hoehn's award was $14.96 per share.
(3)
Represents awards of restricted stock units generally subject to ratable vesting in three annual installments on March 16 of each of the first three years after the grant date; however, (a) Mr. Fitz's awards were forfeited upon his resignation from the Company on May 2, 2025, and (b) Ms. Rutty's restricted stock units vest in two equal installments on the first two anniversaries of the grant date of September 22, 2025. The grant date fair value of such awards was calculated in accordance with FASB ASC Topic 718 based on the grant date fair value of $11.67 per share for all NEOs other than Ms. Rutty; the grant date fair value for Ms. Rutty's award was $17.07 per share. The assumptions used for this calculation are fully described in the footnote titled “Stock Compensation” of the Notes to Consolidated Financial Statements under Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC. The number of restricted stock units granted for each these awards was determined as follows: (a) for Messrs. Schapper, Fitz, Hoehn, and Baker, their awards were based on their target opportunity and an assumed price per share of $16.00, an amount recommended by management and approved by the CMD Committee to better represent the recent average price of our common stock rather than the lower value at the time of the grants; and (b) for Ms. Rutty, her award was based on her target opportunity and the average closing price of our common stock for the period of 20 trading days ending the day before the grant date, which was $16.61.
(4)
Represents payout at target based on the grant date fair value of such awards in accordance with FASB ASC Topic 718. The assumptions used for this calculation are fully described in the footnote titled “Stock Compensation” of the Notes to Consolidated Financial Statements under Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.

2026 Proxy Statement | 43

Outstanding Equity Awards at Fiscal Year End

The following table shows all outstanding equity awards held by the NEOs at the end of fiscal year 2025 that have not been exercised, forfeited, or vested. Certain of the awards identified in the table below are also reported in the “Grants of Plan Based Awards During Fiscal Year 2025” table above.

Outstanding Equity Awards at Fiscal 2025 Year-End

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Aaron Schapper	41,667	83,333		10.75	1/2/2035	78,125(2)	1,462,500	78,125(6)	1,462,500

Samantha Rutty						19,221(3)	359,817	19,221(7)	359,817

Grant Fitz						—	—	—	—

Daniel Hoehn						742(4)	13,890	3,338(8)	62,487
						1,635(5)	30,607	3678(9)	68,852
						3,801(2)	71,155	3,801(6)	71,155

Jeffrey Baker						2,479(4)	46,407	11,154(8)	208,803
						5,471(5)	102,417	12,308(9)	230,406
						12,411(2)	232,334	12,411(6)	232,334

(1)
Calculated by multiplying $18.72, the closing market price of our common stock on December 31, 2025, by the number of unvested restricted stock units and unvested performance stock units at target payout.
(2)
Represents unvested service based restricted stock units granted on March 10, 2025 which are subject to vesting in three equal installments on March 16 in 2025, 2026, and 2027.
(3)
Represents unvested service based restricted units granted on September 22, 2025 which are subject to vesting in two equal installments on September 22 in 2026 and 2027.
(4)
Represents unvested service based restricted units granted on March 6, 2023 which are subject to vesting as the last of three equal installments on March 16 in 2025.
(5)
Represents unvested service based restricted units granted on March 7, 2024 which are subject to vesting in two remaining equal installments on March 16 in 2025 and 2026.
(6)
Represents unvested performance based restricted stock units granted on March 10, 2025 which are subject to settlement based on applicable performance conditions for the three-year performance period 2025-2027. The units shown indicate the number of shares that would be paid out if performance is achieved at target.
(7)
Represents unvested performance based restricted stock units granted on September 22, 2025 which are subject to settlement based on applicable performance conditions for the three-year performance period 2025-2027. The units shown indicate the number of shares that would be paid out if performance is achieved at target.
(8)
Represents unvested performance based restricted stock units granted on March 6, 2023 which are subject to settlement based on applicable performance conditions for the three-year performance period 2023-2025. The units shown indicate the number of shares that would be paid out if performance is achieved at target.
(9)
Represents unvested performance based restricted stock units granted on May 9, 2024 which are subject to settlement based on applicable performance conditions for the three-year performance period 2024-2026. The units shown indicate the number of shares that would be paid out if performance is achieved at target.

44 | Myers Industries, Inc.

Option Exercises and Stock Vested for Fiscal Year End 2025

The following table shows the options that were exercised and the restricted stock grants that vested for the NEOs during fiscal year 2025.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Aaron Schapper	—	—	—	—
Samantha Rutty	—	—	—	—
Grant Fitz	—	—	4,256	54,392
Daniel Hoehn	—	—	4,397	56,194
Jeffrey J. Baker	—	—	12,533	160,172

Nonqualified Deferred Compensation

The following table shows the contributions, earnings, and balances of the NEOs in our Nonqualified Deferred Compensation Plan with respect to fiscal year 2025.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Aaron Schapper	—	—	—	—	—
Samantha Rutty	—	—	—	—	—
Grant Fitz	—	—	—	—	—
Daniel Hoehn	20,799	832	38,820	—	290,643
Jeffrey J. Baker	3,971	1,885	159,472	—	1,007,677

(1)
Contributions by the Company in 2026 with respect to fiscal year 2025 under the Nonqualified Deferred Compensation Plan.
(2)
Earnings in this column represent estimated earnings on the Nonqualified Deferred Compensation Plan, which are based upon participant-directed investment allocations. These amounts are not included in the Summary Compensation Table because they do not constitute above market interest or preferential earnings.

2026 Proxy Statement | 45

Severance Arrangements upon Termination Including Change in Control

The following table summarizes severance benefits available to certain of our NEOs who were eligible during 2025 to participate in the Company’s Severance Plan if certain terminations of employment occurred during their eligibility in 2025.

Event Triggering Payment or Provision of Benefits	Benefit	Aaron Schapper	Samantha Rutty Grant Fitz Daniel Hoehn Jeff Baker
Termination without cause or for good reason	Severance Payment	Amount equal to 1.5 times current annual base salary (or highest base salary during prior year) paid in lump sum within 30 days	Amount equal to 1 times current annual base salary (or highest base salary during prior year) paid in lump sum within 30 days
	LTI Awards	Outstanding unvested restricted stock awards are forfeited and performance stock unit awards fully vest subject to settlement based on actual performance	Outstanding unvested restricted stock awards are forfeited and performance stock unit awards fully vest subject to settlement based on actual performance
	Certain Benefits and Perquisites	Health coverage, long term disability protection, life insurance protection, and outplacement services for one year	Health coverage, long term disability protection, life insurance protection, and outplacement services for one year
Termination without cause or for good reason in connection with a change in control	Severance Payment	Amount equal to 2.5 times the sum of (A) current annual base salary (or highest base salary during prior year), and (B) target annual bonus, paid in a lump sum within 30 days	Amount equal to 1.5 times the sum of (A) current annual base salary (or highest base salary during prior year), and (B) target annual bonus, paid in a lump sum within 30 days
	Annual Bonus for Year of Termination	Amount equal to the pro-rata portion of the current year target annual bonus paid within 30 days	Amount equal to the pro-rata portion of the current year target annual bonus paid within 30 days
	LTI Awards	Outstanding unvested restricted stock awards fully vest and performance stock unit awards fully vest at target	Outstanding unvested restricted stock awards fully vest and performance stock unit awards fully vest at target
	Certain Benefits and Perquisites	Health coverage for 18 months; long term disability protection and life insurance protection for 2 years, and outplacement services for one year	Health coverage for 18 months; long term disability protection and life insurance protection for 2 years, and outplacement services for one year
Termination by reason of death or disability	Cash Payment	Base salary and annual bonus accrued and unpaid to the date of death or disability	Base salary and annual bonus accrued and unpaid to the date of death or disability
	LTI Awards	Outstanding unvested restricted stock awards fully vest and performance stock unit awards vest on a pro rata basis at target performance	Outstanding unvested restricted stock awards fully vest and performance stock unit awards vest on a prorated basis at target performance
	Certain Benefits and Perquisites	Amounts payable under any employee benefit plan of the Company in accordance with the terms of such plan	Amounts payable under any employee benefit plan of the Company in accordance with the terms of such plan
Termination by reason of retirement	Cash Payment	Not eligible for retirement	Base salary accrued and unpaid to the date of retirement
	LTI Awards	Not eligible for retirement	Outstanding unvested restricted stock awards fully vest and performance stock unit awards fully vest subject to settlement based on actual performance
	Certain Benefits and Perquisites	Not eligible for retirement	Amounts payable under any employee benefit plan of the Company in accordance with the terms of such plan
Termination with cause or voluntary resignation	Other Terms	Compensation earned but not yet paid on the date of termination	Compensation earned but not yet paid on the date of termination

46 | Myers Industries, Inc.

Summary of Potential Termination Payments and Benefits

The following table summarizes the value of the termination payments and benefits that each of our NEOs would have received if he or she had terminated employment on December 31, 2025, under the circumstances shown.

Name	Termination for Cause or Voluntary Resignation	Termination without Cause or for Good Reason	Retirement(1)	Death	Disability(2)	Termination without Cause or Resignation for Good Reason in connection with a Change of Control
Aaron Schapper
Cash Severance	$-	$1,200,000	$-	$800,000	$800,000	$2,000,000
Bonus Severance	$-	$-	$-	$800,000	$800,000	$800,000
Other Benefits	$-	$64,035	$-	$58,552	$58,552	$89,921
Equity Acceleration(3)	$-	$2,158,305	$-	$2,555,570	$2,555,570	$3,652,445
Total	$-	$3,422,339	$-	$4,214,122	$4,214,122	$6,542,366
Samantha Rutty
Cash Severance	$-	$450,000	$-	$450,000	$450,000	$675,000
Bonus Severance	$-	$-	$-	$315,000	$315,000	$315,000
Other Benefits	$-	$53,076	$-	$42,114	$42,114	$73,482
Equity Acceleration(3)	$-	$367,602	$-	$435,356	$435,356	$735,203
Total	$-	$870,677	$-	$1,242,470	$1,242,470	$1,798,686
Grant Fitz(4)
Cash Severance	$-	$-	$-	$-	$-	$-
Bonus Severance	$-	$-	$-	$-	$-	$-
Other Benefits	$-	$-	$-	$-	$-	$-
Equity Acceleration(3)	$-	$-	$-	$-	$-	$-
Total	$-	$-	$-	$-	$-	$-
Daniel Hoehn(5)
Cash Severance	$-	$-	$-	$-	$-	$-
Bonus Severance	$-	$-	$-	$-	$-	$-
Other Benefits	$-	$-	$-	$-	$-	$-
Equity Acceleration(3)	$-	$72,694	$-	$92,022	$92,022	$145,388
Total	$-	$72,694	$-	$92,022	$92,022	$145,388
Jeffrey Baker
Cash Severance	$-	$397,127	$15,274	$397,127	$397,127	$595,691
Bonus Severance	$-	$-	$-	$297,845	$297,845	$297,845
Other Benefits	$-	$53,815	$-	$43,222	$43,222	$74,591
Equity Acceleration(3)	$-	$704,764	$1,099,800	$799,346	$799,346	$1,099,800
Total	$-	$1,155,706	$1,115,074	$1,537,541	$1,537,541	$2,067,926

(1)
No NEO was eligible for retirement benefits as of December 31, 2025.
(2)
Values for these amounts are based on an assumption of total disability at December 31, 2025.
(3)
Values for these amounts are based on the closing price of our common stock on December 31, 2025 of $18.72. Values for the amount of equity acceleration with respect to performance stock units assume vesting at target, although settlement of such performance stock units is subject to actual performance for the respective performance periods.
(4)
Mr. Fitz resigned effective May 2, 2025; he received no termination benefits in connection with his voluntary termination.
(5)
Mr. Hoehn was no longer eligible to participate in the Company's Severance Plan on December 31, 2025.
2026 Proxy Statement | 47

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) for our principal executive officer (“PEO”) and non-PEO named executive officers (“Non-PEO NEOs”) and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how we align executive compensation with performance, refer to “Executive Compensation and Related Information – Compensation Discussion and Analysis.”

	Summary						Average Summary	Average	Value of Initial Fixed $100 Investment Based on:
Year (a)	Compensation Table Total for First PEO(1) (b)	Compensation Actually Paid to First PEO(2) (c)	Summary Compensation Table Total for Second PEO(3) (d)	Compensation Actually Paid to Second PEO(4) (e)	Summary Compensation Table Total for Third PEO(5) (f)	Compensation Actually Paid to Third PEO(6) (g)	Compensation Table Total for Non-PEO NEOs(7) (h)	Compensation Actually Paid to Non-PEO NEOs(8) (i)	Total Shareholder Return (TSR)(9) (j)	Peer Group 1 TSR(10) (k)	Peer Group 2 TSR(10) (k)	Net Income (millions)(11) (l)	Adjusted EBITDA (millions)(12) (m)

2025	$3,889,228	$5,762,542	$—	$—	$—	$—	$919,661	$816,175	$105.11	$154.36	$200.49	$34.9	$124.2
2024	$—	$—	$4,212,044	$(862,208)	$1,278,846	$859,183	$943,810	$341,797	$77.41	$165.34	$197.28	$7.2	$122.2
2023	$—	$—	$3,820,360	$904,036	$—	$—	$1,016,764	$682,786	$132.11	$163.68	$168.39	$48.9	$97.3
2022	$—	$—	$3,892,778	$7,338,779	$—	$—	$797,339	$951,584	$145.93	$136.42	$127.72	$60.3	$109.2
2021	$—	$—	$2,693,823	$2,968,343	$—	$—	$750,142	$409,365	$127.98	$145.27	$140.98	$33.5	$72.4

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Schapper, our Chief Executive Officer, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation and Related Information – Executive Compensation Tables – Summary Compensation Table.”
(2)
The dollar amounts reported in column (c) represent the amount of CAP for Mr. Schapper, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Schapper during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Schapper’s total compensation for each year to determine the CAP:

Year	Reported Summary Compensation Table Total for First PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to First PEO
2025	$3,889,228	$(2,354,844)	$4,228,158	$5,762,542

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

48 | Myers Industries, Inc.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$4,140,281	$—	—	$—	$—	$87,877	$4,228,158
2024	$—	$(2,379,687)	—	$178,789	$(520,027)	$(44,172)	$(2,765,096)
2023	$1,430,021	$(1,961,566)	—	$(188,128)	$—	$124,565	$(595,108)
2022	$3,626,614	$1,729,636	—	$(49,030)	$—	$238,780	$5,546,001
2021	$1,382,320	$202,340	—	$17,292	$—	$91,574	$1,693,526

(3)
Amounts reported in column (d) are the amounts of total compensation reported for Michael McGaugh, who served as our Chief Executive Officer for each applicable year, included in the “Total” column of the Summary Compensation Table for each corresponding year.
(4)
Amounts reported in column (e) represent the amount of CAP for Mr. McGaugh for each corresponding year, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. McGaugh during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. McGaugh's total compensation for each year to determine the CAP:

Year	Reported Summary Compensation Table Total for Second PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to Second PEO
2024	$4,212,044	$2,309,156	$(2,765,096)	$(862,208)
2023	$3,820,360	$2,321,216	$(595,108)	$904,036
2022	$3,892,778	$2,100,001	$5,546,001	$7,338,779
2021	$2,693,823	$1,419,006	$1,693,526	$2,968,343

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b)
The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$—	$(2,379,687)	—	$178,789	$(520,027)	$(44,172)	$(2,765,096)
2023	$1,430,021	$(1,961,566)	—	$(188,128)	—	$124,565	$(595,108)
2022	$3,626,614	$1,729,636	—	$(49,030)	—	$238,780	$5,546,001
2021	$1,382,320	$202,340	—	$17,292	—	$91,574	$1,693,526

(5)
Amount reported in column (f) is the amount of total compensation reported for Dave Basque, who served as our interim Chief Executive Officer for a portion of 2024, included in the “Total” column of the Summary Compensation Table for 2024.

2026 Proxy Statement | 49

(6)
Amount reported in column (g) represents the CAP for Mr. Basque in 2024, computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Basque during 2024. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to determine the CAP for 2024:

Year	Reported Summary Compensation Table Total for Third PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to Third PEO
2024	$1,278,846	$253,190	$(166,473)	$859,183
(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b)
The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$54,231	$(245,552)	—	$20,798	—	$4,049	$(166,473)
(7)
Amounts reported in column (h) represent the average of the amounts reported for the Company’s Non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non–CEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Samantha Rutty, Dan Hoehn, Grant Fitz, and Jeff Baker; (ii) for 2024, Grant Fitz, Jeff Baker, and Jim Gurnee; (iii) for 2023, Grant Fitz, Monica Vinay, Jeff Baker, and Jim Gurnee; (iv) for 2022, Sonal Robinson, Monica Vinay, Jeff Baker, Jim Gurnee, and Paul Johnson; and (v) for 2021, Sonal Robinson, Dan Hoehn, Andrean Horton, and Tom Harmon.
(8)
Amounts reported in column (i) represent the average amount of CAP to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2025	$919,661	$(376,596)	$273,110	$816,175
2024	$943,810	$391,831	$(210,183)	$341,797
2023	$1,016,764	$457,533	$123,555	$682,786
2022	$797,339	$183,967	$338,212	$951,584
2021	$750,142	$296,973	$(43,804)	$409,365

(a)
The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2025	$339,889	$17,533	$—	$14,895	$(98,697)	$(510)	$273,110
2024	$70,074	$(304,942)	$22,395	$(7,053)	$—	$9,343	$(210,183)
2023	$328,872	$(97,458)	$—	$(8,998)	$(107,885)	$9,023	$123,555
2022	$294,838	$108,664	$—	$(2,750)	$(76,160)	$13,620	$338,212
2021	$136,391	$4,108	$—	$4,682	$(189,492)	$507	$(43,804)

(9)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

50 | Myers Industries, Inc.

(10)
Represents the TSR from the following two peer groups, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated: (1) S&P 600 Materials (Sector), and (2) S&P 600 Industrials (Sector). The blended weighted TSR of these two peer groups is currently used by the Company to determine the Company’s relative TSR performance for purposes of applying a potential positive or negative modifier in connection with the settlement of the Company’s long-term performance-based incentive awards, as described under “Executive Compensation and Related Information – Compensation Discussion and Analysis – 2025 Long Term Incentives.” Information regarding the TSR of the S&P 600 Materials (Sector) is included in the five year cumulative total return chart included in the Company’s 2023 Annual Report on Form 10-K.
(11)
Amounts represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(12)
Adjusted EBITDA is defined as net income plus depreciation and amortization, interest expense (net), income tax provision, and restructuring or other unusual charges. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to the Company’s NEOs for the most recently completed fiscal year, to Company performance.

Financial Performance Measures

As described in greater detail in “Executive Compensation and Related Information – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects an objective pay-for-performance philosophy. The metrics that the Company uses for both our short-term and long-term incentive awards are selected based on an overall objective of providing incentives to our named executive officers to increase the value of our enterprise for our shareholders. In addition to Adjusted EBITDA, which is the sole financial performance metric currently used in our short-term incentive plan, and relative TSR, which is included as a modifier to our Adjusted EPS performance in the current design of our long-term incentive plan, the most important financial performance measures used by the Company to measure and internally manage our performance and to align the executive compensation actually paid to our NEOs with the Company’s performance are as follows:

•
Sales
•
Adjusted EBITDA Margin (Percentage of Sales)
•
Earnings per share (EPS)

2026 Proxy Statement | 51

Analysis of Information Presented in Pay versus Performance Table

As described in greater detail in “Executive Compensation and Related Information – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a strong pay-for-performance philosophy with an emphasis on variable, performance-based compensation. While the Company uses several objective metrics to align executive compensation with our financial performance, we do not specifically align such metrics with CAP (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following tables to reflect the relationships between certain of the information presented in the Pay versus Performance table and CAP. The CAP vs. TSR table includes TSR information from the following two peer groups, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated: (1) S&P 600 Materials (Sector), and (2) S&P 600 Industrials (Sector). The TSR information from the S&P 600 Industrials (Sector) is included as supplemental information. The blended weighted TSR of these two peer groups is currently used by the Company to determine the Company’s relative TSR performance for purposes of applying a potential positive or negative modifier in connection with the settlement of the Company’s long-term performance-based incentive awards, as described under “Executive Compensation and Related Information – Compensation Discussion and Analysis – 2025 Long Term Incentives.”

CAP vs. TSR
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
CAP
$200
$150
$100
$50
$0
TSR
2021
2022
2023
2024
2025
Axis Title
PEO 1
PEO 2
PEO 3
Non-PEO NEOs
Company TSR
Peer 1 TSR
Peer 2 TSR

CAP vs. Net Income (millions)
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
CAP
$70
$60
$50
$40
$30
$20
$10
$0
Net Income
2021
2022
2023
2024
2025
Axis Title
PEO 1
PEO 2
PEO 3
Non-PEO NEOs
Net Income

CAP vs. Adjusted EBITDA (millions)
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
CAP
$130
$120
$110
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
Adj EBITDA
2021
2022
2023
2024
2025
Axis Title
PEO 1
PEO 2
PEO 3
Non-PEO NEOs
Adj EBITDA

52 | Myers Industries, Inc.

CEO Pay Ratio

As a result of rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC has adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (in the Company’s case, the CEO). In determining the median employee, a listing of all employees (the Company’s full employee population, but excluding the CEO) as of December 26, 2025, was prepared and the Company applied a “consistently applied compensation measure” to determine the median employee. For the consistently applied compensation measure, the Company looked to annual base salaries of employees for 2025. We used an annual base salary as our consistently applied compensation measure as it represents the primary compensation component paid to all of our employees. Non-U.S. employees were included in the determination of the median employee compensation, with the salary amounts of such non-U.S. employees converted to U.S. dollars using the applicable exchange rate as of December 26, 2025.

The annual total compensation paid to our CEO in 2025 based on his time of service was $3,889,228, as reflected in the Summary Compensation Table information included in this Proxy Statement. The annual total compensation for 2025 of our median employee (other than the CEO) was calculated in accordance with the requirements of the Summary Compensation Table and determined to be $66,275. Accordingly, our CEO annual total actual compensation in 2025 was approximately 58.68 times that of our median employee in 2025.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Policies and Procedures with Respect to Related Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, it is our preference, as a general rule, to avoid related party transactions. No related party transactions occurred during fiscal year 2025.

Our Governance Committee reviews all relationships and transactions in which we and our directors, nominees for director and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. In addition, under our Code of Business Conduct and Ethics, our Audit Committee is responsible for reviewing and investigating any matters pertaining to our ethical codes of conduct, including conflicts of interest.

2026 Proxy Statement | 53

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of shares of our common stock beneficially owned as of March 4, 2026 (unless otherwise indicated) by:

•
Each shareholder known by us to be the beneficial owner of more than 5% of our common stock;
•
Each of the Company’s directors and director nominees;
•
Each named executive officer in our summary compensation table; and
•
All of our current directors and named executive officers as a group.

A beneficial owner of stock is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause the sale of the stock. All individuals listed in the table have sole voting and investment power over the shares unless otherwise noted. The Company had no preferred stock issued or outstanding.

	Shares Beneficially Owned	Percent of Shares Outstanding(1)
Greater Than 5% Owners(2)
GAMCO Investors, Inc.(3) One Corporate Center Rye, NY 10580-1435	5,391,685	14.90%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	2,616,679	7.02%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	2,602,748	7.20%
Allspring Global Investments Holdings, LLC(6) 525 Market St, 10th Floor San Francisco, CA 94105	2,130,794	5.80%
Directors, Nominees, and Named Executive Officers(7,8)
Jeff Baker(9)	39,045	*
Dan Hoehn(10)	27,878	*
Grant Fitz(11)	0	*
Samantha Rutty	3,000	*
Aaron Schapper(12)	69,681	*
Yvette Dapremont Bright(13)	28,711	*
Ronald M. De Feo(14)	59,788	*
William A. Foley(15)	53,681	*
Jeffrey Kramer(16)	23,328	*
F. Jack Liebau, Jr.(13)	63,243	*
Bruce Lisman(13)	67,343	*
Helmuth Ludwig(17)	13,436	*
Lori Lutey(18)	48,828	*
Patricia (Tribby) W. Warfield	0	*
All directors and executive officers as a group (14 persons)	497,962	1.85%

* Less than 1% ownership

(1)
The percentage of shares beneficially owned is based on 37,403,228 shares of common stock outstanding as of March 4, 2026. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares of common stock which are subject to options that are currently exercisable or exercisable within 60 days after March 4, 2026 or which may be acquired through the conversion of a security within 60 days after March 4, 2026 are deemed to be outstanding and beneficially owned by the person for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)
According to filings made with the SEC, this party or an affiliate has dispositive and/or voting power over the shares. Number of shares of common stock beneficially owned is the amount reflected in the most recent Schedule 13D or Schedule 13G filed by such party.
(3)
According to a Schedule 13D/A filed December 13, 2024, (i) Gabelli Funds, LLC possessed sole power to vote and sole power to direct the disposition with respect to 1,557,150 of these shares, and shared power to vote and shared power to direct the disposition with

54 | Myers Industries, Inc.

respect to none of these shares, (ii) GAMCO Asset Management, Inc. possessed sole power to vote with respect to 3,282,835 of these shares, sole power to direct the disposition with respect to 3,377,135 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (iii) Gabelli & Company Investment Advisers, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 200 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (iv) MJG Associates, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 22,000 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (v) Teton Advisors, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 403,500 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (vi) Gabelli Foundation, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 30,000 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (vii) GGCP, Inc. and GAMCO Investors, Inc. each possessed sole power to vote, sole power to direct the disposition, shared power to vote and shared power to direct the disposition with respect to none of these shares, (viii) Associated Capital Group, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 1,700 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares and (ix) Mario J. Gabelli possessed sole power to vote, sole power to direct the disposition, shared power to vote and shared power to direct the disposition, with respect to none of these shares. According to the Schedule 13D/A, Mario J. Gabelli is deemed to have beneficial ownership of the securities owned beneficially by Gabelli Funds, LLC, GAMCO Asset Management, Inc., MJG Associates, Inc., Gabelli Foundation, Inc., Associated Capital Group and Teton Advisors, Inc.
(4)
According to a Schedule 13G/A filed April 17, 2025, Blackrock, Inc. possessed sole power to vote with respect to 2,616,679 of these shares, sole power to direct the disposition of 2,616,679 shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares.
(5)
According to a Schedule 13G/A filed January 30, 2025, The Vanguard Group possessed sole power to vote with respect to none of these shares, sole power to direct the disposition of 2,458,035 of these shares, shared power to vote with respect to 107,926 of these shares, and shared power to direct the disposition of 144,713 of these shares.
(6)
According to the Schedule 13G/A filed January 12, 2024, (i) Allspring Global Investments Holdings, LLC possessed sole power to vote with respect to 2,030,495 of these shares, sole power to direct the disposition with respect to 2,130,794 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares; (ii) Allspring Global Investments, LLC possessed sole power to vote with respect to 311,218 of these shares, sole power to direct the disposition with respect to 2,128,795 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares; and (iii) Allspring Funds Management, LLC possessed the power to vote (sole and shared) and direct the disposition (sole and shared) with respect to none of these shares.
(7)
Unless otherwise noted, the beneficial owner uses the same address as the address of the principal office of the Company for its business address and c/o the Company for any business at which he or she is employed.
(8)
According to filings made with the SEC, this party or an affiliate has dispositive and/or voting power over the shares. Unless otherwise indicated, none of the persons listed beneficially owns one percent or more of the outstanding shares of common stock.
(9)
Amount includes 9,351 restricted stock units awarded in 2023, 2024, and 2025 which will vest and be converted into shares of common stock on March 16, 2026.
(10)
Amount includes 2,827 restricted stock units awarded in 2023, 2024, and 2025 which will vest and be converted into shares of common stock on March 16, 2026.
(11)
Amount includes (i) 41,667 stock options that vested on January 1, 2026 but have not yet been exercised and (ii) 26,042 restricted stock units awarded in 2025 which will vest and be converted into shares of common stock on March 16, 2026.
(12)
Amount includes 6,250 restricted stock units awarded on May 5, 2025, with respect to the director’s service commencing on April 24, 2025 until the 2026 Annual Meeting of Shareholders, at which time the awards will vest and be convertible into shares of common stock.
(13)
The table does not reflect 16,991 share unit awards that have been deferred by this director that will be converted into common stock upon the lapse of the deferral period. Amount includes 6,250 restricted stock units awarded on May 5, 2025, with respect to the director’s service commencing on April 24, 2025 until the 2026 Annual Meeting of Shareholders, at which time the awards will vest and be convertible into shares of common stock.
(14)
The table does not reflect 16,912 share unit awards that have been deferred by this director that will be converted into common stock upon the lapse of the deferral period.
(15)
The director possesses shared power to vote and shared power to direct the disposition of 11,500 of these shares with his spouse. The table does not reflect 14,383 share unit awards that have been deferred by this director that will be converted into common stock upon the lapse of the deferral period. Amount includes 6,250 restricted stock units awarded on May 5, 2025, with respect to the director’s service commencing on April 24, 2025 until the 2026 Annual Meeting of Shareholders, at which time the awards will vest and be convertible into shares of common stock.
(16)
Amount includes 3,436 restricted stock units awarded on November 3, 2025, with respect to the director’s service commencing on November 3, 2025 until the 2026 Annual Meeting of Shareholders, at which time the awards will vest and be convertible into shares of common stock.
(17)
Amount includes (i) 6,250 restricted stock units awarded on May 5, 2025, with respect to the director’s service commencing on April 24, 2025 until the 2026 Annual Meeting of Shareholders, at which time the awards will vest and be convertible into shares of common stock, and (ii) 12,500 shares held by a trust over which the director is co-trustee and the director shares voting and dispositive power with respect thereto.

2026 Proxy Statement | 55

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Myers Industries’ directors, officers and persons who own more than ten percent of its common stock (“Section 16 Filers”) to file reports of ownership and changes in ownership with the SEC and to furnish Myers Industries with copies of all such forms they file. These reports can be viewed on the SEC’s website at www.sec.gov. For the year ended December 31, 2025, based solely on the review of copies of reports furnished to us or written representations that no reports were required, we believe that all Section 16(a) filing requirements were met in the last fiscal year by our Section 16 Filers.

56 | Myers Industries, Inc.

PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. In accordance with these responsibilities, the Audit Committee appointed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2026. Additional information regarding the services provided to the Company by EY during 2025 is set forth below, under the section titled “Matters Relating to the Independent Registered Public Accounting Firm.”

In selecting EY as the Company’s independent registered public accounting firm, the Audit Committee considered a variety of factors, including:

•
The firm’s independence and internal quality controls
•
The overall depth of talent
•
EY’s experience with the Company’s industry and companies of similar scale and size

In determining whether to reappoint EY as the Company’s independent registered public accounting firm for the year ending December 31, 2026, the Audit Committee again took those factors into consideration along with its evaluation of the past performance of EY and EY’s familiarity with the Company’s business and internal control over financial reporting. EY’s audit report appears in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

In accordance with SEC rules and EY policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to our company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the lead audit partner under this rotation policy involves discussions with EY regarding qualified audit experience and ability to devote the time necessary to serve as lead audit partner. The current EY lead audit partner at EY for the Company was appointed in 2022.

The Audit Committee believes that the continued retention of EY as our independent registered public accounting firm is in the best interest of the Company and our shareholders and, although shareholder ratification is not required under the laws of the State of Ohio, we are asking shareholders to ratify the selection of EY as our independent registered public accounting firm for 2026, in order to provide a means by which our shareholders may communicate their opinions to the Audit Committee. If our shareholders do not ratify the appointment of EY, the Audit Committee will reconsider the appointment, but is not obligated to change the appointment, and may for other reasons be unable to make another appointment.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy and entitled to vote on the proposal is required to ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2026. A properly executed proxy marked "abstain" with respect to Proposal 3 will not be voted with respect to the proposal. Accordingly, for purposes of Proposal 3, abstentions will be counted in determining the required vote and will have the effect of a vote "against" the proposal.

Even if the appointment of EY is ratified by shareholders, the Audit Committee, in its discretion, could decide to terminate EY's engagement and appoint another independent registered accounting firm if the Audit Committee determines such action is appropriate or necessary. If the appointment of EY is not ratified by shareholders, the Audit Committee will reconsider the appointment but may decide to maintain the appointment.

The Audit Committee and the Board of Directors each unanimously recommend that you vote “FOR” Proposal 3

2026 Proxy Statement | 57

Matters Relating to the Independent Registered Public Accounting Firm

EY Representatives at Annual Meeting

EY audited the books and records of the Company for the years ended December 31, 2025 and 2024. Representatives of EY are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

Fees

A description of the fees billed to the Company by EY for the years ended December 31, 2025 and 2024 is set forth in the table below.

EY was first retained by the Audit Committee in 2011. The Audit Committee reviewed the non-audit services provided by EY during the year ended December 31, 2025, and determined that the provision of such non-audit services was compatible with maintaining its independence (see the Audit Committee Report on the following page).

	2025	2024
Audit Fees(1)	$2,712,000	$2,756,900
Audit Related Fees	$0	$0
Tax Fees(2)	$18,542	$24,192
All Other Fees(3)	$3,600	$2,000
Total Fees	$2,734,142	$2,783,092

(1)
Professional fees for the audit of the annual financial statements and the review of the quarterly financial statements.
(2)
Professional fees for tax compliance, tax advice, and tax planning.
(3)
Fees for all other products and services.

Pre-Approval Policy

The Audit Committee’s Pre-Approval Policy requires the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific fee range or budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this policy, and the fees for the services performed to date. During 2025, all services were pre-approved by the Audit Committee in accordance with the policy. The Pre-Approval Policy is available on the “Corporate Governance” page accessed from the “Investor Relations” page of our website at www.myersindustries.com.

58 | Myers Industries, Inc.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or Exchange Act.

The Audit Committee, which is composed of five independent directors, is responsible for assisting the Board in fulfilling its oversight responsibilities pertaining to the accounting, auditing and financial reporting processes of the Company. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which is published on the Company’s website (www.myersindustries.com) on the “Corporate Governance” page under the “Investor Relations” section and can be found directly here:

https://s24.q4cdn.com/344613025/files/doc_downloads/audit/2023/05/myers-audit-committee-charter-eff-2023-04-26.pdf

Management is responsible for establishing and maintaining the Company’s internal control over financial reporting and for preparing financial statements in accordance with accounting principles generally accepted in the United States of America. The Audit Committee is directly responsible for the appointment, oversight, compensation and retention of EY, the independent registered public accounting firm for the Company since 2011. For additional information regarding the Audit Committee’s assessment of EY and tenure of EY as the Company’s independent registered public accounting firm, see “Proposal No. 3 – Ratification of Appointment of Independent Registered Public Accounting Firm.” EY is responsible for performing an independent audit of the Company’s annual financial statements and expressing an opinion on:

•
The conformity, in all material respects, of the Company’s financial statements with accounting principles generally accepted in the United States of America and
•
The effectiveness of internal control over financial reporting

Each member of the Audit Committee is financially literate and independent as defined under the Board of Directors Independence Criteria policy and the independence standards set by NYSE for both directors and audit committee members. With respect to 2025, the Board identified each of William A. Foley, F. Jack Liebau, Jr. and Lori Lutey as an “audit committee financial expert.”

The Audit Committee’s responsibility is one of oversight. Members of the Audit Committee rely on the information provided and the representations made to them by management, which has primary responsibility for establishing and maintaining appropriate internal control over financial reporting, and for the Company’s financial statements and reports; and by the independent registered public accounting firm, which is responsible for performing an audit in accordance with Standards of the Public Company Accounting Oversight Board – United States (“PCAOB”) and expressing an opinion on:

•
The conformity, in all material respects, of the Company’s financial statements with accounting principles generally accepted in the United States of America
•
The effectiveness of internal control over financial reporting

In the performance of our duties, we have:

•
Reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2025
•
Discussed with EY, among other matters, the fair and complete presentation of the Company’s results, the assessment of the Company’s internal control over financial reporting, significant accounting policies applied in the Company’s financial statements, as well as, when applicable, alternative accounting treatments and the matters required to be discussed by Auditing Standard No. 16 (PCAOB 2012-01) and the rules of the SEC
•
Received the written disclosures and the letter from EY required by applicable requirements of the PCAOB Rule 3526 regarding EY’s communications with the Audit Committee concerning independence, and discussed with EY its independence from the Company and its management. As part of that review, we received the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed the independence of the independent registered public accounting firm

2026 Proxy Statement | 59

•
The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence
•
The Audit Committee concluded that the independent registered public accounting firm is independent from the Company and its management

Based on the reviews and discussions referred to above, and exercising our business judgment, we recommended to the Board that the financial statements referred to above be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. We have selected EY as the Company’s independent registered public accounting firm for fiscal 2026, and have approved submitting the selection of the independent registered public accounting firm for ratification by the shareholders.

The foregoing report has been furnished by the current members of the Audit Committee, being:

Lori Lutey (Chair), Yvette Dapremont Bright, William A. Foley, F. Jack Liebau, Jr. (Board Chair), and Helmuth Ludwig

60 | Myers Industries, Inc.

General Information About the Meeting and Voting

Meeting Time and Applicable Dates

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Myers Industries, Inc., an Ohio corporation, of the accompanying proxy to be voted at the Annual Meeting to be held on Thursday, April 23, 2026, at 9:00 A.M. (EDT), and at any adjournment thereof. The close of business on March 4, 2026, has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting.

Myers will host the 2026 Annual Meeting live via the internet and in person at East End, 1200 E. Market Street, Entrance 3, Suite 450, Akron, OH 44305. Any shareholder can listen to and participate in the Annual Meeting live via the internet on the Investor Relations section of the Company’s website at www.myersindustries.com. The webcast will start at 9:00 A.M. (EDT) on April 23, 2026.

Shareholders may vote and submit questions in accordance with the rules of conduct for the Annual Meeting while attending in person or while connected to the Annual Meeting on the internet.

Attending the Meeting Online

You will need the information printed in the box marked by an arrow included on your proxy card (if you received a printed copy of the proxy materials) in order to be able to vote your shares or submit questions during the meeting.

Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, are posted at:

www.virtualshareholdermeeting.com/MYE2026

If you do not have the information provided on your notice or proxy card, you will be able to listen to the meeting only – you will not be able to vote or submit questions during the meeting.

Proxy Voting by Registered Shareholders and Beneficial Owners

If your shares of common stock are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a shareholder of record with respect to those shares and you may either vote live via webcast or in person at the Annual Meeting or by using the enclosed proxy card to vote by telephone, by internet, or by signing, dating and returning the proxy card in the envelope provided. If you hold shares of common stock in a brokerage account or through a bank or other holder of record, you are considered the beneficial owner of the shares, which is often referred to as holding the shares of common stock in "street name." Whether or not you plan to attend the Annual Meeting in person or via webcast, you should submit your proxy card as soon as possible. If your shares are held in “street name” then you must instruct them to vote on your behalf, otherwise your shares cannot be voted at the Annual Meeting. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct such party to vote. If you have questions or need assistance in voting your shares, please contact our Investor Relations Department at the address and phone number below.

Myers Industries, Inc. Investor Relations 1293 South Main Street Akron, OH 44301 (330) 761-6212

2026 Proxy Statement | 61

Voting of Shares Held in "Street Name"

A “broker non-vote” occurs when a beneficial owner holds the shares of common stock in “street name” through a broker, bank, or other holder of record who is considered the registered shareholder with respect to those shares, and the beneficial owner does not provide the broker, bank, or other holder of record with instructions within the required timeframe before the Annual Meeting of Shareholders as to how to vote the shares on “non-routine” matters. Under NYSE rules, your broker, bank, or other holder of record cannot vote your shares of common stock on non-routine matters unless it receives instructions from you as to how to vote.

NYSE determines which matters are routine or non-routine. Matters such as Proposal 1 (Election of Directors) and Proposal 2 (Advisory Vote to Approve Compensation of Named Executive Officers) typically are considered by NYSE to be “non-routine” matters on which your broker, bank or other holder of record can vote your shares only if it receives instructions from you. Matters such as Proposal 3 (Ratification of Appointment of Independent Public Accounting Firm) typically are considered by NYSE to be a routine matter.

Your broker, bank or other holder of record will send you directions on how to instruct it to vote the shares of common stock you own beneficially.

A shareholder who has given a proxy may revoke it at any time prior to its exercise by:

• Executing and delivering to the Secretary of the Company a later dated proxy reflecting contrary instructions
Proxy Revocation
• Participating live in the Annual Meeting via webcast or in person and taking appropriate steps to vote, or

• Giving written notice of such revocation to the Secretary of the Company

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed to anyone outside of the Company or its agents except as required by law.

Participants in the Proxy Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies by the Company, the current directors and the nominees for election as director to be used at the Annual Meeting and any adjournment thereof.

Outstanding Shares and Quorum

On the record date, Myers had outstanding 37,403,228 shares of common stock, without par value. Each share of common stock is entitled to one vote. For information concerning our “Principal Shareholders” see the section titled “Security Ownership of Certain Beneficial Owners and Management” above. In accordance with the Company’s Regulations, the holders of shares of common stock entitling them to exercise a majority of the voting power of the Company, present in person or by proxy, shall constitute a quorum for purposes of the Annual Meeting of Shareholders. Shares of common stock represented by signed proxies will be counted toward the establishment of a quorum on all matters even if they represent broker non-votes or they are signed but otherwise unmarked, or marked “Abstain” or “Against.”

Proxy Instructions

All shares of common stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of common stock represented by such proxy will be voted “For” election of each of the director nominees, “For” approval of the advisory resolution to approve the compensation of the Company’s named executive officers, “For” ratification of the appointment of EY, and in accordance with the proxy-holder’s best judgment as to other matters, if any, which may be properly raised at the Annual Meeting.

62 | Myers Industries, Inc.

Inspector of Election

The inspector of election for the Annual Meeting shall determine the number of votes cast by holders of common stock for all matters. The Board has appointed Broadridge Financial Solutions, Inc. as the inspector of election to serve at the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting, if practicable. Final voting results will be filed on a Current Report on Form 8-K, which will be filed with the SEC.

Address of Company	The mailing address of the principal executive offices of the Company is: 1293 South Main Street, Akron, Ohio 44301

Mailing Date	This Proxy Statement, together with the related proxy card and our 2025 Annual Report to Shareholders, is being mailed to our shareholders on or about March 13, 2026.

Availability on the Internet	This Proxy Statement and the Company’s 2025 Annual Report to Shareholders are available on Myers’ website at http://investor.myersindustries.com/investor-relations/financial-information/default.aspx.

2026 Proxy Statement | 63

Executive Officers of the Company

Disclosure regarding the executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC under the heading “Information About Our Executive Officers,” which is incorporated into this Proxy Statement by reference. This Annual Report will be delivered to our shareholders with the Proxy Statement. Copies of our filings with the SEC, including the Annual Report, are available to any shareholder through the SEC’s website at www.sec.gov or in person at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Information regarding operations of the Public Reference Room may also be obtained by calling the SEC at 1-800-SEC-0330. Shareholders may also access our SEC filings free of charge on our website at www.myersindustries.com. The content of our website is available for informational purposes only, and is not incorporated by reference into this Proxy Statement.

Shareholder Proposals for Inclusion in Proxy Statement

Any shareholder who intends to present a proposal at the Company’s 2027 Annual Meeting of Shareholders must deliver a signed letter of proposal to the following address: Corporate Governance Committee, c/o Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301:

•
Not later than November 14, 2026, if the proposal is submitted for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, or
•
Not earlier than December 25, 2026, and not later than January 24, 2027 (subject to announcement of the Annual Meeting date, as described below), if the proposal is submitted pursuant to the Company’s Regulations

In accordance with our Regulations, a shareholder may submit notice of a shareholder proposal that it intends to raise at our Annual Meeting (and not desiring to be included in the Company’s proxy statement) only if advance written notice of such intention is received by the Secretary not less than 90 days nor more than 120 days prior to the one year anniversary date of the immediately preceding Annual Meeting of Shareholders; provided, however, that in the event that the Annual Meeting is called to be held on a date that is not within 60 days before or after such anniversary date, notice by a shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs. A shareholder wishing to submit a shareholder proposal must follow the procedure outlined in Article I, Section 11 of our Regulations, titled “Advance Notice of Shareholder Proposals” and then send a signed letter of proposal to the following address: Corporate Governance Committee, c/o Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301. The Company publicly confirmed the date of the 2026 Annual Meeting on February 2, 2026, and received no proposals satisfying the requirements of Rule 14a-8 under the Exchange Act or the Company’s Regulations. The submission of such a notice does not ensure that a proposal can be raised at our Annual Meeting. The Company intends to hold its 2027 Annual Meeting of Shareholders on April 22, 2027.

Incorporation by Reference

The CMD Committee Report and the Audit Committee Report (including reference to the independence of the Audit Committee members) are not deemed filed with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate such information by reference. The section of this proxy entitled “Compensation Discussion and Analysis” is specifically incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Cost of Proxy Solicitation

The accompanying proxy is solicited by and on behalf of the Board, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by Myers. In addition to the use of the mail, proxies may be solicited by personal interview and telephone by directors, officers and employees of Myers. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Myers will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

64 | Myers Industries, Inc.

Copy of the Form 10-K

Although a copy of the Annual Report on Form 10-K is provided to you at the time of delivery of the definitive Proxy Statement, we will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301, Attn: Investor Relations. The Annual Report on Form 10-K is also available at www.myersindustries.com and at the SEC’s website at www.sec.gov.

Notice Regarding Delivery of Security Holder Documents

The SEC now permits companies to send a single set of annual disclosure documents to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the Company provides advance notice and follows certain procedures. In such cases, such shareholders continue to receive a separate notice of the meeting and proxy card. This “householding” process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for shareholders of record; however, a number of brokerage firms may have instituted householding for beneficial owners of the Company’s shares of common stock held through such brokerage firms. If your family has multiple accounts holding shares of common stock of the Company, you already may have received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual disclosure documents. The broker will arrange for delivery of a separate copy of this Proxy Statement or our Annual Report promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Trademark

Myers Industries, Inc.® is a registered trademark of the Company.

2026 Proxy Statement | 65

APPENDIX A

MYERS INDUSTRIES, INC.

Reconciliation of non-GAAP Financial Measures

Adjusted Net Income, Operating Income, EBITDA and Earnings per Share; Free Cash Flow (unaudited)

	Year Ended December 31, 2025
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$622,147	$203,887	$826,034	$(292)	$825,742
Net income					34,928
Net income margin					4.2%
Gross profit					276,054
Add: Restructuring expenses and other adjustments					2,347
Adjusted gross profit					278,401
Gross margin as adjusted					33.7%
Operating income (loss)	112,368	(939)	111,429	(36,873)	74,556
Operating income margin	18.1%	-0.5%	13.5%	n/a	9.0%
Add: Restructuring expenses and other adjustments	3,902	3,051	6,953	4,209	11,162
Add: Myers tire supply strategic review/sale costs	—	—	—	565	565
Add: Pension termination	1,585	—	1,585	—	1,585
Add: Recovery of purchased credit deteriorated assets	(3,175)	—	(3,175)	—	(3,175)
Add: Environmental reserves, net(2)	—	—	—	200	200
Adjusted operating income (loss)(1)	114,680	2,112	116,792	(31,899)	84,893
Adjusted operating income margin	18.4%	1.0%	14.1%	n/a	10.3%
Add: Depreciation and amortization	35,426	2,966	38,392	885	39,277
Adjusted EBITDA	$150,106	$5,078	$155,184	$(31,014)	$124,170
Adjusted EBITDA margin	24.1%	2.5%	18.8%	n/a	15.0%

(1)
Includes gross profit adjustments of $2,347 and SG&A adjustments of $7,990.
(2)
Includes environmental charges of $2,500 net of probable insurance recoveries of $2,300.

2026 Proxy Statement | A-1

	Year Ended December 31, 2024
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$621,655	$214,768	$836,423	$(142)	$836,281
Net income					7,201
Net income margin					0.9%
Gross profit					270,805
Add: Restructuring expenses and other adjustments					4,006
Add: Acquisition-related inventory step-up					4,457
Adjusted gross profit					279,268
Gross margin as adjusted					33.4%
Operating income (loss)	77,767	3,363	81,130	(36,650)	44,480
Operating income margin	12.5%	1.6%	9.7%	n/a	5.3%
Add: Executive severance costs	—	—	—	1,405	1,405
Add: Restructuring expenses and other adjustments	3,867	1,402	5,269	2,271	7,540
Add: Acquisition and integration costs	305	—	305	4,344	4,649
Add: Acquisition-related inventory step-up	4,457	—	4,457	—	4,457
Add: Impairment charges	22,016	—	22,016	—	22,016
Less: Insurance recovery of legal fees	(702)	—	(702)	—	(702)
Add: Environmental reserves, net(2)	—	—	—	(200)	(200)
Adjusted operating income (loss)(1)	107,710	4,765	112,475	(28,830)	83,645
Adjusted operating income margin	17.3%	2.2%	13.4%	n/a	10.0%
Add: Depreciation and amortization	34,499	3,248	37,747	846	38,593
Adjusted EBITDA	$142,209	$8,013	$150,222	$(27,984)	$122,238
Adjusted EBITDA margin	22.9%	3.7%	18.0%	n/a	14.6%

(1)
Includes gross profit adjustments of $8,463, impairment charges of $22,016 and SG&A adjustments of $8,686.
(2)
Includes environmental charges of $3,100 net of probable insurance recoveries of $3,300.

A-2 | Myers Industries, Inc.

	Year Ended December 31,
	2025	2024
Adjusted operating income (loss) reconciliation:
Operating income (loss)	$74,556	$44,480
Restructuring expenses and other adjustments	11,162	7,540
Myers Tire Supply strategic review / sale costs	565	—
Pension termination	1,585	—
Acquisition and integration costs	—	4,649
Acquisition-related inventory step-up	—	4,457
Recovery of purchased credit deteriorated assets	(3,175)	—
Impairment charges	—	22,016
Insurance recovery of legal fees	—	(702)
Executive severance costs	—	1,405
Environmental reserves, net	200	(200)
Adjusted operating income (loss)	$84,893	$83,645
Adjusted EBITDA reconciliation:
Net income (loss)	$34,928	$7,201
Income tax expense (benefit)	10,207	6,342
Interest expense, net	29,421	30,937
Operating income (loss)	74,556	44,480
Depreciation and amortization	39,277	38,593
Restructuring expenses and other adjustments	11,162	7,540
Myers Tire Supply strategic review / sale costs	565	—
Pension termination	1,585	—
Acquisition and integration costs	—	4,649
Acquisition-related inventory step-up	—	4,457
Recovery of purchased credit deteriorated assets	(3,175)	—
Impairment charges	—	22,016
Insurance recovery of legal fees	—	(702)
Executive severance costs	—	1,405
Environmental reserves, net	200	(200)
Adjusted EBITDA	$124,170	$122,238
Free cash flow reconciliation:
Net cash provided by (used for) operating activities	$86,761	$79,292
Capital expenditures	(19,553)	(24,435)
Free cash flow	$67,208	$54,857

	Year Ended December 31,
	2025	2024
Adjusted net income (loss) reconciliation:
Net income (loss)	$34,928	$7,201
Income tax expense (benefit)	10,207	6,342
Income (loss) before income taxes	45,135	13,543
Restructuring expenses and other adjustments	11,162	7,540
Myers Tire Supply strategic review / sale costs	565	—
Pension termination	1,585	—
Acquisition and integration costs	—	4,649
Acquisition-related inventory step-up	—	4,457
Recovery of purchased credit deteriorated assets	(3,175)	—
Impairment charges	—	22,016
Insurance recovery of legal fees	—	(702)
Executive severance costs	—	1,405
Environmental reserves, net	200	(200)
Adjusted income (loss) before income taxes	55,472	52,708
Income tax expense, as adjusted(1)	(14,145)	(13,704)
Adjusted net income (loss)	$41,327	$39,004
Adjusted earnings per diluted share reconciliation:
Net income (loss) per common diluted share	$0.93	$0.19
Restructuring expenses and other adjustments	0.30	0.20
Myers Tire Supply strategic review / sale costs	0.01	—
Pension termination	0.04	—
Acquisition and integration costs	—	0.13
Acquisition-related inventory step-up	—	0.12
Recovery of purchased credit deteriorated assets	(0.08)	—
Impairment charges	—	0.59
Insurance recovery of legal fees	—	(0.02)
Executive severance costs	—	0.04
Environmental reserves, net	0.01	(0.01)
Adjusted effective income tax rate impact	(0.10)	(0.20)
Adjusted earnings per diluted share(2)	$1.10	$1.04

Items in this table may not recalculate due to rounding

(1)
Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2025 is 25.5% and in 2024 is 26%.
(2)
Adjusted earnings per diluted share is calculated using the weighted average common shares outstanding for the respective period.

A-4 | Myers Industries, Inc.

MYERS INDUSTRIES, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/MYE2026**

You may attend the Annual Meeting of Shareholders in person or via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87190-P47405

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**MYERS INDUSTRIES, INC.**

**The Board of Directors recommends you vote FOR all of the following:**

1. Election of Directors

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. YVETTE DAPREMONT BRIGHT | ☐ | ☐ | ☐ |
| 1b. RONALD M. DE FEO | ☐ | ☐ | ☐ |
| 1c. F. JACK LIEBAU, JR. | ☐ | ☐ | ☐ |
| 1d. BRUCE M. LISMAN | ☐ | ☐ | ☐ |
| 1e. HELMUTH LUDWIG | ☐ | ☐ | ☐ |
| 1f. LORI LUTEY | ☐ | ☐ | ☐ |
| 1g. AARON SCHAPPER | ☐ | ☐ | ☐ |
| 1h. PATRICIA (TRIBBY) W. WARFIELD | ☐ | ☐ | ☐ |

| **The Board of Directors recommends you vote FOR proposals 2 and 3.** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 2. Advisory Vote to Approve Executive Compensation. | ☐ | ☐ | ☐ |
| 3. Ratification of Appointment of Independent Registered Public Accounting Firm. | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Annual Report and Proxy Statement are available at www.proxyvote.com.

V87191-P47405

**MYERS INDUSTRIES, INC.**
**Annual Meeting of Shareholders**
**April 23, 2026 9:00 AM EDT**
**This proxy is solicited on behalf of The Board of Directors**

The undersigned hereby appoints Samantha Rutty and Kari Brashear, or either of them, with full power of substitution, as proxies, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MYERS INDUSTRIES, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held in person at: East End, 1200 E. Market Street, Entrance 3, Suite 450, Akron, OH 44305 and virtually at www.virtualshareholdermeeting.com/MYE2026, at 9:00 AM EDT on April 23, 2026, and any adjournment or postponement thereof.

**IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD AND FOR PROPOSALS 2 AND 3.**

**Continued and to be signed on reverse side**